Filed Pursuant to Rule 424(b)(2)
Registration No. 333-233120
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Depositary Shares of Heartland Financial USA, Inc. (each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	$115,000,000	$14,927.00
7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	(2)	(2)
(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-233120) filed by the registrant on August 8, 2019.

(2)	No separate consideration will be payable in respect of shares of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, which are issued in connection with this offering.

Prospectus Supplement
(To Prospectus dated August 8, 2019)
4,000,000 Depositary Shares

Each Representing a 1/400th Interest in a Share of 7.00%
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E
We are offering 4,000,000 depositary shares, each representing a 1/400th ownership interest in a share of our 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share (the “Series E Preferred Stock”), with a liquidation preference of $25 per depositary share (equivalent to $10,000 per share of Series E Preferred Stock). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series E Preferred Stock represented thereby (including dividend, voting, redemption, and liquidation rights). You must exercise any such rights through the depositary.
We will pay dividends on the Series E Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, to the extent that we have lawfully available funds to pay dividends. If declared, dividends will accrue and be payable, quarterly in arrears, (i) from and including the date of original issuance to, but excluding, July 15, 2025 (the “First Reset Date”) at a rate of 7.00% per annum, on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2020, and (ii) from and including July 15, 2025, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.675%, on January 15, April 15, July 15, and October 15 of each year, beginning on July 15, 2025, except in each case where such day is not a business day. Upon payment of any dividends on the Series E Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.
Dividends on the Series E Preferred Stock will not be cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series E Preferred Stock for any dividend period, that dividend will not accrue or be payable and we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.
We may redeem the Series E Preferred Stock at our option, and subject to any required regulatory approval, (i) in whole or in part, from time to time, on any reset date on or after the First Reset Date at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), including prior to the First Reset Date, at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date. If we redeem the Series E Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Holders of depositary shares will not have the right to require the redemption or repurchase of the depositary shares.
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “HTLFP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “HTLF.”
The Series E Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock—Voting” beginning on page S-37.
Investing in the depositary shares involves risk. You should refer to “Risk Factors” beginning on page S-18 of this prospectus supplement, on page 1 of the accompanying prospectus and in “Item 1A.” of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
The depositary shares are not savings accounts, deposits, or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The depositary shares are ineligible as collateral for a loan or extension of credit from Heartland Financial USA, Inc. or any of our subsidiaries. Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Board of Governors of the Federal Reserve (the “Federal Reserve”), or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Depositary Share	Total
Public offering price(1)	$25.00	$100,000,000
Underwriting discounts and commissions(2)	$0.7875	$3,150,000
Proceeds, before expenses, to us(3)	$24.2125	$96,850,000
(1)	Plus accrued dividends, if any, from the date of original issuance, which is expected to be June 26, 2020.
(2)	See “Underwriting” in this prospectus supplement for details regarding compensation to be received by the underwriters in connection with this offering.
(3)	Assumes no exercise of the underwriters’ over-allotment option, described below.
The underwriters may exercise their option to purchase up to an additional 600,000 depositary shares from us, at the public offering price, less underwriting discounts, for 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.
The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a societe anonyme (“Clearstream”), on or about June 26, 2020.
Joint Book-Running Managers
Raymond James	Keefe, Bruyette & Woods A Stifel Company	Wells Fargo Securities	D.A. Davidson & Co.	Piper Sandler
The date of this prospectus supplement is June 19, 2020.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Heartland,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Heartland Financial USA, Inc. References to the “Banks” or the “bank subsidiaries” mean our wholly-owned bank subsidiaries.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Series E Preferred Stock and the related depositary shares, and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated August 8, 2019, which provides more general information about the securities that we and any selling stockholders may offer from time to time, some of which may not apply to this offering. The accompanying prospectus is part of a shelf registration statement on Form S-3 (File No. 333-233120) that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell debt securities, subordinated notes, common stock, preferred stock, depositary shares, including the depositary shares offered hereby, warrants, rights or units, or any combination thereof, in one or more offerings. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information,” before investing in the depositary shares. We will furnish a paper copy of this prospectus supplement and the accompanying prospectus, without charge, upon request by you or your representative. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference into this prospectus supplement or the accompanying prospectus, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information that we file with the SEC can also be found on our website, www.htlf.com, at the “Filings & Financials” link under the “Investor Relations” tab. The information contained on the website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference herein or therein or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 6, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020; and
•	our Current Reports on Form 8-K, filed with the SEC on February 11, 2020, May 21, 2020, and June 10, 2020.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write, email or telephone us at the following address:
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
Attention: Investor Relations, Bryan McKeag
Email: bmckeag@htlf.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and any documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.
Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements are generally identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “plan”, “estimate”, “project”, “will”, “should”, “may”, “view”, “opportunity”, “potential”, or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, the following: the impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets; containment measures enacted by the U.S. federal and state governments and by private businesses in response to the COVID-19 pandemic; the deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of our borrowers, based on declining oil prices and asset and collateral values, which may continue to increase our provision for credit losses and net charge-offs; civil unrest in the communities that we serve; levels of unemployment in the Banks’ lending areas; real estate market values in the Banks’ lending areas; future natural disasters and increases to flood insurance premiums; the effects of past and any future terrorist threats and attacks, acts of war or threats thereof; the level of prepayments on loans and mortgage-backed securities; legislative/regulatory changes affecting banking, taxes, securities, insurance and monetary and financial matters; monetary and fiscal policies of the U.S. Government including policies of the United States Department of the Treasury (the “U.S. Treasury”) and the Federal Reserve; the quality or composition of our loan or investment portfolios; demand for loan products and financial services, deposit flows and competition in the Company’s market areas; changes in accounting principles and guidelines; the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; the Company’s ability to implement technological changes as anticipated and to develop and maintain secure and reliable electronic delivery systems; the Company’s ability to retain key executives and employees and the ability of the Company and its subsidiaries to successfully consummate acquisitions and integrate acquired operations and the other risks described in this prospectus supplement, the accompanying prospectus and our reports and other documents filed with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the recent outbreak of the COVID-19 pandemic and the impact of varying governmental responses that affect our customers and the economies where they operate. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference herein or therein, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the documents incorporated by reference herein and therein, before deciding whether to invest in the depositary shares. You should pay special attention to the information contained under the captions entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequent filings with the SEC to determine whether an investment in the depositary shares is appropriate for you.
Heartland Financial USA, Inc.
Heartland is a multi-bank holding company incorporated in the State of Delaware and registered under the Bank Holding Company Act of 1956, as amended. Heartland’s headquarters are located at 1398 Central Avenue, Dubuque, Iowa. At March 31, 2020, Heartland had, on a consolidated basis, approximately $13.29 billion of total assets, total loans held to maturity of $8.37 billion, total deposits of $11.17 billion and common shareholders’ equity of $1.55 billion.
Heartland conducts a community banking business through 11 bank subsidiaries, which are independently chartered community banks operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. All bank subsidiaries of Heartland are members of the Federal Deposit Insurance Corporation (“FDIC”). Listed below are Heartland’s current bank subsidiaries, which operated a total of 114 banking locations in the above states as of March 31, 2020:
•	Dubuque Bank and Trust Company, Dubuque, Iowa, is chartered under the laws of the state of Iowa.
•	Illinois Bank & Trust, Rockford, Illinois, is chartered under the laws of the state of Illinois.
•	Wisconsin Bank & Trust, Madison, Wisconsin, is chartered under the laws of the state of Wisconsin.
•	New Mexico Bank & Trust, Albuquerque, New Mexico, is chartered under the laws of the state of New Mexico.
•	Rocky Mountain Bank, Billings, Montana, is chartered under the laws of the state of Montana.
•	Arizona Bank & Trust, Phoenix, Arizona, is chartered under the laws of the state of Arizona.
•	Citywide Banks, Denver, Colorado, is chartered under the laws of the state of Colorado.
•	Minnesota Bank & Trust, Edina, Minnesota, is chartered under the laws of the state of Minnesota.
•	Bank of Blue Valley, Overland Park, Kansas, is chartered under the laws of the state of Kansas.
•	Premier Valley Bank, Fresno, California, is chartered under the laws of the state of California.
•	First Bank & Trust Company, Lubbock, Texas, is chartered under the laws of the state of Texas.

Dubuque Bank and Trust Company also has two wholly-owned non-bank subsidiaries:
•
DB&T Insurance, Inc., a multi-line insurance agency, with one wholly-owned subsidiary—Heartland Financial USA, Inc. Insurance Services, a multi-line insurance agency with the primary purpose of providing online insurance products to consumers and small business clients in markets where Heartland conducts banking operations.

•	DB&T Community Development Corp., a community development company that partners with other entities in the development of low-income housing and historic rehabilitation projects.
First Bank & Trust Company (“FB&T”) originates, sells and services residential mortgage loans through its PrimeWest Mortgage (“PrimeWest”) division. The loans are primarily sold to the secondary market with servicing retained. PrimeWest previously operated as a wholly owned subsidiary and merged its operations into FB&T effective April 1, 2020.
In addition, as of March 31, 2020, Heartland had trust preferred securities issued through special purpose trust subsidiaries formed for the purpose of offering cumulative capital securities, including the following trust subsidiaries: Heartland Financial Statutory Trust IV; Heartland Financial Statutory Trust V; Heartland Financial Statutory Trust VI; Heartland Financial Statutory Trust VII; Morrill Statutory Trust I; Morrill Statutory Trust II; Sheboygan Statutory Trust I; CBNM Capital Trust I; Citywide Capital Trust III; Citywide Capital Trust IV; Citywide Capital Trust V; Outsource Capital, Inc. Capital Statutory Trust III; Outsource Capital Group Inc. Capital Trust IV; BVBC Capital Trust II; and BVBC Capital Trust III.
All of Heartland's subsidiaries are wholly-owned.
The principal business of Heartland's bank subsidiaries consists of making loans to and accepting deposits from businesses and individuals. Its bank subsidiaries provide full service commercial and retail banking in their communities. Both the loans and deposits of Heartland’s bank subsidiaries are generated primarily through strong banking and community relationships and through management that is actively involved in the community. Heartland's bank subsidiaries’ lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing strong banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service. Deposit products, which are insured by the FDIC to the full extent permitted by law, include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts, health savings accounts and other time deposits. Loan products include commercial and industrial, commercial real estate, small business, agricultural, real estate mortgage and consumer loans, and credit cards for commercial, business and personal use.
Heartland supplements the local services of its bank subsidiaries with a full complement of ancillary services, including wealth management, investment and insurance services. Heartland provides convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, debit cards and automated teller machines.
Dubuque Bank and Trust Company, Heartland's oldest bank subsidiary, was originally incorporated in Iowa in 1935. Heartland was formed as an Iowa corporation to serve as its holding company in 1981, and Heartland reincorporated in Delaware on June 30, 1993. Heartland's common stock is traded on the Nasdaq Global Select Market under the symbol “HTLF” and its principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Heartland's telephone number is (563) 589-2100 and its website address is www.htlf.com. The foregoing Internet website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

Pending Acquisitions
AIM Bancshares, Inc.
On February 11, 2020, we entered into a definitive merger agreement to acquire AIM Bancshares, Inc., and its wholly-owned subsidiary, AimBank, headquartered in Levelland, Texas (“AIM Bancshares”). Shareholders of AIM Bancshares will receive 207.0 shares of Heartland common stock and $685.00 of cash for each share of AIM Bancshares. The transaction value will change due to fluctuations in the price of Heartland common stock and is subject to certain potential adjustments as set forth in the merger agreement. Simultaneous with the closing of the transaction, AimBank will merge into Heartland's Texas-based subsidiary, First Bank & Trust, and the combined entity will operate as First Bank & Trust. As of March 31, 2020, AimBank had total assets of $1.82 billion, $1.16 billion of gross loans outstanding, and $1.58 billion of deposits. Because the merger agreement was signed on February 11, 2020, and the transaction is expected to close in the third quarter of 2020, the transaction had no impact on our first quarter 2020 consolidated financial statements. The consummation of the merger is subject to approval by federal and state bank regulators and the shareholders of AIM Bancshares, and it is subject to customary closing conditions, including a “walk-away” right for AIM Bancshares. If the price of Heartland common stock drops below a certain level and the performance of Heartland common stock is also below a certain level of performance of the KBW NASDAQ Regional Banking Index, AIM Bancshares may exercise a “walk-away” right to terminate the merger agreement unless we increase, at our option, either the stock exchange ratio or the cash exchange ratio by exercising a “top-up” option.
Johnson Bank’s Arizona Banking Operations
On June 9, 2020, Arizona Bank & Trust (“AB&T”), a wholly-owned subsidiary of Heartland headquartered in Phoenix, Arizona, entered into a purchase and assumption agreement, pursuant to which AB&T will acquire certain assets and will assume substantially all of the deposits and certain other liabilities of Johnson Bank’s Arizona banking operations (the “Branch Acquisition”). Johnson Bank is a wholly owned subsidiary of Racine, Wisconsin-based Johnson Financial Group, Inc. Under the terms of the purchase and assumption agreement, AB&T will acquire Johnson Bank’s four Arizona banking centers, which had deposits of approximately $362.1 million and loans of approximately $186.1 million as of March 31, 2020. The actual amount of deposits assumed and loans acquired will be determined at closing. We anticipate that the Branch Acquisition will be completed in the fourth quarter of 2020. The Branch Acquisition is subject to the satisfaction of customary closing conditions, including receipt of bank regulatory approvals. Each of AB&T and Johnson Bank have the right to terminate the purchase and assumption agreement if the Branch Acquisition is not completed by December 31, 2020.
We expect to grow our presence and add to the scale of our operations in Texas and Arizona through these acquisitions. We will continue to evaluate potential acquisition opportunities that are expected to create stockholder value.

The Offering
The following summary contains selected information about the depositary shares and the Series E Preferred Stock and is not complete. It does not contain all the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the depositary shares and the Series E Preferred Stock, you should read the sections of this prospectus supplement entitled “Description of Preferred Stock” and “Description of Depositary Shares.”
Issuer
Heartland Financial USA, Inc.
Securities Offered
4,000,000 depositary shares each representing a 1/400th ownership interest in a share of our 7.00% Series E Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, $1.00 par value (the “Series E Preferred Stock”), with a liquidation preference of $10,000 per share of Series E Preferred Stock (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled to all rights and preferences of the Series E Preferred Stock (including dividend, voting, redemption and liquidation rights) in proportion to such holder’s investment in the underlying shares of Series E Preferred Stock.
We may from time to time, without notice to or the consent of holders of the Series E Preferred Stock, issue additional shares of Series E Preferred Stock. The additional shares would form a single series together with all previously issued shares of Series E Preferred Stock. In the event we issue additional shares of Series E Preferred Stock, we will cause a corresponding number of additional depositary shares to be issued.
We have granted the underwriters an option to purchase up to an additional 600,000 depositary shares from us, at the public offering price, less underwriting discounts, for 30 days after the date of this prospectus supplement, solely to cover over-allotments, if any.
No Maturity
The Series E Preferred Stock does not have any maturity date, and we are not required to redeem or repurchase the Series E Preferred Stock at any time. Accordingly, the Series E Preferred Stock will remain outstanding perpetually, unless and until we decide to redeem or repurchase it and, if required, receive prior approval of the Federal Reserve to do so.
Ranking
With respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up, the Series E Preferred Stock will rank:
•	senior to our common stock and to any class or series of our capital stock we may issue in the future that is not expressly stated to be on parity with or senior to the Series E Preferred Stock with respect to such dividends and distributions, including but not limited to our Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), which may be issued in connection with our Rights Agreement, as described in the accompanying prospectus;
•
on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series E Preferred Stock with respect to such dividends and distributions; and

•
junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series E Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock.

Dividends
We will pay dividends on the Series E Preferred Stock only when, as, and if declared by our board of directors or a duly authorized committee of our board of directors.
Dividends will accrue and be payable from and including the date of original issuance to, but excluding the First Reset Date at a rate of 7.00% per annum, payable quarterly in arrears.
From and including the First Reset Date, during each reset period, we will pay dividends based on the liquidation preference amount of $10,000 per share of Series E Preferred Stock (equivalent to $25 per depositary share), at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 6.675%, payable quarterly in arrears. The amount of any dividend will be computed in the manner described under “Description of Preferred Stock—Dividends” on page S-31. See also “—Dividend Payment Dates” below.
Upon payment of any dividends on the Series E Preferred Stock, holders of depositary shares are expected to receive a proportionate payment. Any dividends paid on the Series E Preferred Stock will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares—Dividends and Other Distributions.”
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
Dividends on the Series E Preferred Stock will not be cumulative and will not be mandatory. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series E Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series E Preferred Stock for any future dividend period.
So long as any Series E Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series E Preferred Stock, we may not, subject to certain important exceptions:
•	declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series E Preferred Stock as to dividend or liquidation rights;
•	repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series E Preferred Stock as to dividend or liquidation rights; or
•	repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series E Preferred Stock, including the Series E Preferred Stock, as to dividend or liquidation rights.
See “Description of Preferred Stock—Priority of Dividends.”
Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, upon the shares of the Series E Preferred Stock and any shares of capital stock ranking on a parity with the Series E Preferred Stock as to dividend rights (“dividend parity stock”), dividends may be declared and paid upon shares of the Series E Preferred Stock and the dividend parity stock pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series E Preferred Stock and all parity stock payable on such dividend payment date.
Subject to the foregoing, and not otherwise, dividends (payable in cash, stock, or otherwise) may be declared and paid on our common stock, and any other class or series of capital stock that ranks junior to the Series E Preferred Stock as to dividend and liquidation rights, from time to time out of any assets legally available for such payment, and the holders of the Series E Preferred Stock or dividend parity stock shall not be entitled to participate in any such dividend.
Our ability to pay dividends on the Series E Preferred Stock is subject to certain legal, regulatory, and other prohibitions and other restrictions described under “Description of Preferred Stock—Dividends” in this prospectus supplement.
Dividend Payment Dates
When, as, and if declared by our board of directors or a duly authorized committee of our board of directors, and to the extent we have the funds legally available, we will pay cash dividends on Series E Preferred Stock quarterly in arrears, on January 15, April 15, July 15 and October 15 of each year (each such date is referred to as a dividend payment date), beginning on October 15, 2020.
Redemption
The Series E Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision.
We may redeem the Series E Preferred Stock at our option, subject to regulatory approval (if then required), at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share),

plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any reset date on or after the First Reset Date or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), including prior to the First Reset Date. If we redeem the Series E Preferred Stock, the depositary will redeem a proportionate number of depositary shares. See “Description of Preferred Stock—Redemption” and “Description of Depositary Shares—Redemption” in this prospectus supplement.
In the event the applicable reset date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid.
Neither the holders of Series E Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E Preferred Stock or depositary shares.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution, or winding-up, the holders of the outstanding shares of Series E Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before any distribution of assets is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of a liquidation preference of $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of our remaining assets.
Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to depositors and creditors and subject to the rights of holders of any securities ranking senior to the Series E Preferred Stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Series E Preferred Stock and all parity stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.
Voting Rights
Holders of the Series E Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series E Preferred Stock and the issuance of capital stock ranking senior to the Series E Preferred Stock, in the case of certain dividend nonpayments, certain other fundamental corporate events, and as otherwise expressly required by applicable law. See “Description of Preferred Stock—Voting” and “Description of Depositary Shares—Voting” in this prospectus supplement.
Preemptive and Conversion Rights
None.
Listing
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “HTLFP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $96,300,000 (or approximately $110,827,500 if the underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use these proceeds for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in the Banks as regulatory capital, and repaying indebtedness. See “Use of Proceeds” in this prospectus supplement.
Material U.S. Federal Income Tax Considerations
For a discussion of material U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series E Preferred Stock, see “Material U.S. Federal Income Tax Considerations.”

Certain ERISA and Related Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, please read “Certain ERISA and Related Considerations” below.
Depositary, Registrar, and Transfer Agent
Broadridge Corporation Issuer Solutions, Inc. is the transfer agent and registrar for the Series E Preferred Stock and the depositary for the depositary shares.
Calculation Agent
Heartland’s affiliate, Dubuque Bank and Trust, will be the calculation agent for the Series E Preferred Stock.
Risk Factors
An investment in the depositary shares involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and the accompanying prospectus and Item “1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Selected Historical Financial Data
The following tables set forth selected historical financial and other data for the periods ended and as of the dates indicated. The selected historical financial data presented below as of December 31, 2019 and 2018, and for the years ended December 31, 2019, 2018 and 2017 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019. The selected historical financial data as of December 31, 2017, 2016 and 2015 and for the years ended December 31, 2016 and 2015 is derived from our audited consolidated financial statements for the years then ended, which are not incorporated by reference in this prospectus supplement. The selected historical financial data presented below as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 is derived from our unaudited consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus from our Quarterly Report on Form 10-Q for the three months ended March 31, 2020. The selected historical financial data as of March 31, 2019 is derived from our unaudited consolidated financial statements for the three months then ended, which are not incorporated by reference in this prospectus supplement. Results from past periods are not necessarily indicative of results that may be expected for any future period.
This selected historical financial data should be read in conjunction with the information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and in our Annual Report on Form 10-K for the year ended December 31, 2019, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”
	For the Three Months Ended March 31, (Unaudited)		For the Years Ended December 31,
(Dollars in thousands, except per common share data)	2020	2019	2019	2018	2017	2016	2015
Statement of Income Data
Total interest income	$131,049	$120,721	$514,329	$465,820	$363,658	$326,479	$265,968
Total interest expense	18,538	17,766	80,600	51,866	33,350	31,813	31,970
Net interest income	112,511	102,955	433,729	413,954	330,308	294,666	233,998
Provision for credit losses	21,520(1)	1,635	16,657	24,013	15,563	11,694	12,697
Net interest income after provision for credit losses	90,991	101,320	417,072	389,941	314,745	282,972	221,301
Noninterest income	25,817	26,717	116,208	109,160	102,022	113,601	110,685
Noninterest expenses	90,859	88,230	349,161	353,888	297,675	279,668	251,046
Income taxes	5,909	8,310	34,990	28,215	43,820	36,556	20,898
Net income	20,040	31,497	149,129	116,998	75,272	80,349	60,042
Preferred dividends and discount	—	—	—	(39)	(58)	(292)	(817)
Interest expense on convertible preferred debt	—	—	—	—	12	51	—
Net income available to common stockholders	$20,040	$31,497	$149,129	$116,959	$75,226	$80,108	$59,225
Per Common Share Data
Net income-diluted	$0.54	$0.91	$4.14	$3.52	$2.65	$3.22	$2.83
Cash dividends	$0.20	$0.16	$0.68	$0.59	$0.51	$0.50	$0.45
Dividend payout ratio	37.04%	17.58%	16.43%	16.76%	19.25%	15.53%	15.90%
Book value per common share (GAAP)	$42.21	$39.65	$43.00	$38.44	$33.07	$28.31	$25.92
Tangible book value per common share (non-GAAP)(2)	$28.84	$27.04	$29.51	$25.70	$23.99	$22.55	$20.57
Weighted average shares outstanding-diluted	36,895,591	34,699,839	36,061,908	33,213,148	28,425,652	24,873,430	20,929,385
(1)
On January 1, 2020, Heartland adopted ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326),” commonly referred to as “CECL.” The calculation of the allowance for credit loss under CECL is an expected-loss model that includes expected credit losses over the life of the loan portfolio (including anticipated losses due to deteriorating economic conditions caused by COVID-19). Heartland recorded a provision for credit losses of $21.5 million during the three months ended March 31, 2020, primarily as a result of the economic dislocation caused by COVID-19.

(2)
Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury shares. This amount is not a financial measure determined in accordance with United States generally accepted accounting principles (“GAAP”) but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of Heartland. This measure should not be considered a substitute for operating results determined in accordance with GAAP. See the table titled “Reconciliation of Tangible Book Value Per Common Share (non-GAAP)” in this prospectus supplement.
	As of and for the Three Months Ended March 31, (Unaudited)		As of and for the Years Ended December 31,
(Dollars in thousands)	2020	2019	2019	2018	2017	2016	2015
Balance Sheet Data
Investments	$3,615,866	$2,516,055	$3,435,441	$2,715,388	$2,492,866	$2,131,086	$1,878,994
Loans held for sale	22,957	69,716	26,748	119,801	44,560	61,261	74,783
Total loans receivable	8,374,236	7,331,544	8,367,917	7,407,697	6,391,464	5,351,719	5,001,486
Allowance for credit losses	97,350	62,639	70,395	61,963	55,686	54,324	48,685
Total assets	13,294,509	11,312,495	13,209,597	11,408,006	9,810,739	8,247,079	7,694,754
Total deposits(1)	11,174,025	9,352,942	11,044,331	9,396,429	8,146,909	6,847,411	6,405,823
Long-term obligations	276,150	268,312	275,773	274,905	285,011	288,534	263,214
Preferred equity	—	—	—	—	938	1,357	81,698
Common stockholders' equity	1,553,714	1,372,102	1,578,137	1,325,175	990,519	739,559	581,475
Earnings Performance Data
Return on average total assets	0.61%	1.13%	1.24%	1.09%	0.83%	0.98%	0.88%
Annualized return on average common equity (GAAP)	4.98%	9.56%	10.12%	9.93%	8.63%	11.80%	11.92%
Annualized return on average tangible common equity (non-GAAP)(2)	8.00%	15.24%	15.73%	15.72%	12.05%	15.84%	14.36%
Annualized net interest margin (GAAP)	3.81%	4.12%	4.00%	4.26%	4.04%	3.95%	3.80%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	3.84%	4.18%	4.04%	4.32%	4.22%	4.13%	3.97%
Asset Quality Ratios
Nonperforming assets to total assets	0.64%	0.75%	0.66%	0.69%	0.76%	0.91%	0.67%
Nonperforming loans to total loans	0.95%	1.08%	0.96%	0.98%	0.99%	1.20%	0.79%
Net loan charge-offs to average loans	0.24%	0.05%	0.11%	0.25%	0.24%	0.11%	0.12%
Allowance for credit losses to total loans	1.16%	0.85%	0.84%	0.84%	0.87%	1.02%	0.97%
Allowance for credit losses to nonperforming credits	122.79%	79.29%	87.28%	85.27%	87.82%	84.37%	122.77%
Consolidated Capital Ratios
Average equity to average assets	12.32%	11.86%	12.26%	10.94%	9.69%	8.53%	8.55%
Average common equity to average assets (GAAP)	12.32%	11.86%	12.26%	10.93%	9.68%	8.31%	7.35%
Tangible common equity to tangible assets (Tangible common equity ratio) (non-GAAP)(4)	8.29%	8.60%	8.52%	8.08%	7.53%	7.28%	6.09%
Total capital to risk-weighted assets	13.91%	14.37%	13.75%	13.72%	13.45%	14.01%	13.74%
Tier 1 capital to risk-weighted assets	12.22%	12.77%	12.31%	12.16%	11.70%	11.93%	11.56%
Common equity tier 1 to risk-weighted assets	10.79%	11.24%	10.88%	10.66%	10.07%	10.09%	8.23%
Tier 1 leverage	9.85%	10.08%	10.10%	9.73%	9.20%	9.28%	9.58%
(1)	Excludes deposits held for sale.
(2)
Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2020, 21% for the years ended December 31, 2019 and 2018, and 35% for all years ended on or prior to December 31, 2017. Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. Management of Heartland believes this measure is a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

This measure should not be considered a substitute for operating results determined in accordance with GAAP. See the table titled “Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)” in this prospectus supplement.

(3)
Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2020, 21% for the years ended December 31, 2019 and 2018, and 35% for all years ended on or prior to December 31, 2017. Annualized net interest margin, fully tax-equivalent, is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management of Heartland believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP. See the table titled “Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)” in this prospectus supplement.

(4)
Tangible common equity ratio is a non-GAAP measure, which is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. Management of Heartland believes this measure is a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP. See the table titled “Reconciliation of Tangible Common Equity (non-GAAP)” in this prospectus supplement.

Non-GAAP Financial Measures
Reconciliation of Tangible Book Value Per Common Share (non-GAAP) (Dollars in thousands, except per share data)	As of and for the Three Months Ended March 31, (Unaudited)		As of and for the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Common stockholders’ equity (GAAP)	$1,553,714	$1,372,102	$1,578,137	$1,325,175	$990,519	$739,559	$581,475
Less goodwill	446,345	391,668	446,345	391,668	236,615	127,699	97,852
Less core deposit intangibles and customer relationship intangibles, net	45,707	44,637	48,688	47,479	35,203	22,775	22,020
Tangible common stockholders' equity (non-GAAP)	$1,061,662	$935,797	$1,083,104	$886,028	$718,701	$589,085	$461,603
Common shares outstanding	36,807,217	34,603,611	36,704,278	34,477,499	29,953,356	26,119,929	22,435,693
Common stockholders' equity (book value) per common share (GAAP)	$42.21	$39.65	$43.00	$38.44	$33.07	$28.31	$25.92
Tangible book value per common share (non-GAAP)	$28.84	$27.04	$29.51	$25.70	$23.99	$22.55	$20.57
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP) (Dollars in thousands)	As of and for the Three Months Ended March 31, (Unaudited)		As of and for the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Net income (GAAP)	$20,040	$31,497	$149,129	$116,959	$75,226	$80,108	$59,225
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	2,355	2,245	9,458	7,391	3,950	3,660	1,936
Net income excluding intangible amortization (non-GAAP)	$22,395	$33,742	$158,587	$124,350	$79,176	$83,768	$61,161
Average common equity (GAAP)	$1,619,682	$1,336,250	$1,473,396	$1,177,346	$871,683	$678,989	$496,877
Less average goodwill	446,345	391,668	415,841	340,352	184,554	125,724	56,781
Less average core deposit and customer relationship intangibles, net	47,632	46,490	49,377	46,206	30,109	24,553	14,153
Average tangible common equity (non-GAAP)	$1,125,705	$898,092	$1,008,178	$790,788	$657,020	$528,712	$425,943
Annualized return on average common equity (GAAP)	4.98%	9.56%	10.12%	9.93%	8.63%	11.80%	11.92%
Annualized return on average tangible common equity (non-GAAP)	8.00%	15.24%	15.73%	15.72%	12.05%	15.84%	14.36%
(1)
Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2020, 21% for the years ended December 31, 2019 and 2018, and 35% for all years ended on or prior to December 31, 2017.

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP) (Dollars in thousands)	As of and for the Three Months Ended March 31, (Unaudited)		As of and for the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Net interest income (GAAP)	$112,511	$102,955	$433,729	$413,954	$330,308	$294,666	$233,998
Plus tax-equivalent adjustment(1)	1,131	1,412	4,929	6,228	15,139	12,919	10,216
Net interest income, fully tax-equivalent (non-GAAP)	$113,642	$104,367	$438,658	$420,182	$345,447	$307,585	$244,214
Average earning assets	$11,891,455	$10,129,957	$10,845,940	$9,718,106	$8,181,914	$7,455,217	$6,152,090
Net interest margin (GAAP)	3.81%	4.12%	4.00%	4.26%	4.04%	3.95%	3.80%
Net interest margin, fully tax-equivalent (non-GAAP)	3.84%	4.18%	4.04%	4.32%	4.22%	4.13%	3.97%
(1)
Computed on a tax-equivalent basis using an effective tax rate of 21% for the quarter ended March 31, 2020, 21% for the years ended December 31, 2019 and 2018, and 35% for all years ended on or prior to December 31, 2017.

Reconciliation of Tangible Common Equity Ratio (non-GAAP) (Dollars in thousands)	As of and for the Three Months Ended March 31, (Unaudited)		As of and for the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Tangible common stockholders' equity (non-GAAP)	$1,061,662	$935,797	$1,083,104	$886,028	$718,701	$589,085	$461,603
Total assets (GAAP)	$13,294,509	$11,312,495	$13,209,597	$11,408,006	$9,810,739	$8,247,079	$7,694,754
Less goodwill	446,345	391,668	446,345	391,668	236,615	127,699	97,852
Less core deposit and customer relationship intangibles, net	45,707	44,637	48,688	47,479	35,203	22,775	22,020
Total tangible assets (non-GAAP)	$12,802,457	$10,876,190	$12,714,564	$10,968,859	$9,538,921	$8,096,605	$7,574,882
Tangible common equity ratio (non-GAAP)	8.29%	8.60%	8.52%	8.08%	7.53%	7.28%	6.09%

RISK FACTORS
An investment in the depositary shares involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the depositary shares is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by these risk factors.
The ongoing COVID-19 pandemic and measures intended to prevent its spread could adversely affect our business activities, financial condition, and results of operations and such effects will depend on future developments, which are highly uncertain and difficult to predict.
Global health concerns relating to the COVID-19 pandemic and related government actions taken to reduce the spread of the virus have negatively impacted the macroeconomic environment, and the pandemic has significantly increased economic uncertainty and abruptly reduced economic activity. The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, including the declaration of a federal National Emergency; multiple cities’ and states’ declarations of states of emergency; school and business closings; limitations on social or public gatherings and other social distancing measures, such as working remotely; travel restrictions, quarantines and shelter-in-place orders. Such measures have significantly contributed to rising unemployment and negatively impacted consumer and business spending, borrowing needs and saving habits. Governmental authorities worldwide have taken unprecedented measures to stabilize markets and support economic growth. To that end, the Trump Administration, Congress, and various federal agencies and state governments have taken measures to address the economic and social consequences of the pandemic, including the passage of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), and the Main Street Lending Program. The CARES Act, among other things, provides certain measures to support individuals and businesses in maintaining solvency through monetary relief, including in the form of financing, loan forgiveness and automatic forbearance. There can be no assurance, however, that the steps taken by the worldwide community or the U.S. government will be sufficient to address the negative economic effects of COVID-19 or avert severe and prolonged reductions in economic activity.
The pandemic has adversely impacted and could potentially further adversely impact our workforce and operations, and the operations of its customers and business partners. In particular, we may experience adverse financial consequences due to a number of factors, including, but not limited to:
•
increased credit losses due to financial strain on its customers as a result of the pandemic and governmental actions, specifically on loans to borrowers in the lodging, retail trade, restaurant and bar, nursing home/assisted living, oil and gas, childcare facilities, and gaming industries, and loans to borrowers that are secured by multi-family properties or retail real estate; increased credit losses would require us to increase our provision for credit losses and net charge-offs;

•	declines in collateral values;
•
a further and sustained decline in our stock price or the occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause management to perform impairment testing on its goodwill or core deposit and customer relationships intangibles that could result in an impairment charge being recorded for that period, which would adversely impact our results of operations and the ability of certain of our bank subsidiaries to pay dividends to us;
•
disruptions if a significant portion of our workforce is unable to work effectively, including because of illness, quarantines, government actions, or other restrictions in connection with the pandemic; we have modified our business practices, including restricting employee travel, and implementing work-from-home arrangements, and it may be necessary for us to take further actions as may be required by government authorities or as we determine is in the best interests of our employees, customers and business partners; there is no certainty that such measures will be sufficient to mitigate the risks posed by COVID-19 or will otherwise be satisfactory to government authorities;

•	the negative effect on earnings resulting from the Banks modifying loans and agreeing to loan payment deferrals due to the COVID-19 crisis;
•	increased demand on our liquidity as we meet borrowers’ needs and cover expenses related to the pandemic management plan;
•	reduced liquidity may negatively affect our capital and leverage ratios, and although not currently contemplated, reduce or force suspension of dividends;
•
third-party disruptions, including negative effects on network providers and other suppliers, which have been, and may further be, affected by, stay-at-home orders, market volatility and other factors that increase their risks of business disruption or that may otherwise affect their ability to perform under the terms of any agreements with us or provide essential services;

•	increased cyber and payment fraud risk due to increased online and remote activity; and
•	other operational failures due to changes in our normal business practices because of the pandemic and governmental actions to contain it.
These factors may remain prevalent for a significant period of time and may continue to adversely affect our business, results of operations and financial condition even after the COVID-19 pandemic has subsided.
Additionally, the COVID-19 pandemic has significantly affected the financial markets and has resulted in a number of Federal Reserve actions. Market interest rates have declined significantly. In March 2020, the Federal Reserve reduced the target federal funds rate and announced a $700 billion quantitative easing program in response to the expected economic downturn caused by the COVID-19 pandemic. In addition, the Federal Reserve reduced the interest that it pays on excess reserves. We expect that these reductions in interest rates, especially if prolonged, could adversely affect our net interest income and margins and our profitability. The Federal Reserve also launched the Main Street Lending Program, which will offer deferred interest on four-year loans to small and mid-sized businesses. The full impact of the COVID-19 pandemic on our business activities as a result of new government and regulatory policies, programs and guidelines, as well as market reactions to such activities, remains uncertain.
Our subsidiary banks are participating lenders in the Paycheck Protection Program (“PPP”), a loan program administered through the Small Business Administration (“SBA”) that was created under the CARES Act to help eligible businesses, organizations and self-employed persons fund their operational costs during the COVID-19 pandemic. Under this program, the SBA guarantees 100% of the amounts loaned under the PPP, and borrowers are eligible to apply to the FDIC for forgiveness of their PPP loan obligations. The PPP opened on April 3, 2020; however, because of the short window between the passing of the CARES Act and the opening of the PPP, there was some initial ambiguity in the laws, rules and guidance regarding the operation of the PPP, which exposed Heartland and the Banks to risks relating to noncompliance with the PPP. For instance, other financial institutions have experienced litigation related to their process and procedures used in processing applications for the PPP. Under the PPP, lending banks are generally entitled to rely on borrower representations and certifications of eligibility to participate in the program, and lending banks may also be held harmless by the SBA in certain circumstances for actions taken in reliance on borrower representations and certifications. The PPP was modified on June 5, 2020, with the adoption of the Paycheck Protection Program Flexibility Act (the “PPFA”). The PPFA increased the amount of time that borrowers have to use PPP loan proceeds and apply for loan forgiveness and made other changes to make the program more favorable to borrowers. Notwithstanding the foregoing, the Banks have been, and may continue to be, exposed to credit risk on PPP loans if a determination is made by the SBA that there is a deficiency in the manner in which the loan was originated, funded, or serviced. If a deficiency is identified, the SBA may deny its liability under the guaranty, reduce the amount of the guaranty, or, if it has already paid under the guaranty, seek recovery of any loss related to the deficiency from the Banks.
The Banks’ participation in and execution of these and other measures taken by governments and regulatory authorities in response to the COVID-19 pandemic could result in reputational harm and has resulted in, and may continue to result in, litigation, including class actions, or regulatory and government actions and proceedings. Such actions may result in judgments, settlements, penalties and fines levied against Heartland and the Banks.
In addition, while the COVID-19 pandemic had a material impact on the provision for credit losses, we are unable to fully predict the impact that COVID-19 will have on the credit quality of the loan portfolios of the Banks and any acquired banks, our financial position and results of operations due to numerous uncertainties. We will continue to assess the potential impacts on the credit quality of the loan portfolios of the Banks and any acquired banks, our financial position and results of operations.
The extent to which the COVID-19 pandemic impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and are difficult to predict, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience materially adverse impacts to our business as a result of the virus’s global economic impact, including the availability of credit, adverse impacts on liquidity and any recession that has occurred or may occur in the future.
There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, operations or the economy as a whole. However, the effects could have a material impact on our results of operations and heighten many of the known risks described in this prospectus supplement and the accompanying prospectus, in the "Risk Factors" section of the Annual Report on Form 10-K for the year ended December 31, 2019, and in our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
You are making an investment decision about both the depositary shares and the Series E Preferred Stock.
As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in the Series E Preferred Stock. The depositary will rely solely on the payments it receives on the Series E Preferred Stock to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Series E Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.
The shares of Series E Preferred Stock will be equity interests and will not constitute indebtedness of our company. This means that the depositary shares, which represent fractional interests in shares of Series E Preferred Stock, will rank junior to all of our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. In addition, the depositary shares and Series E Preferred Stock are structurally subordinate to equity and indebtedness of our subsidiaries.
As of March 31, 2020, our total consolidated liabilities, including deposits, borrowings and indebtedness, were approximately $11.7 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios fall below minimum ratios required by the Federal Reserve, we could be required to raise additional capital by making offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Series E Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “Risk Factors—Holders of the Series E Preferred Stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Series E Preferred Stock.
The Series E Preferred Stock may be junior in rights and preferences to our future preferred stock.
The Series E Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Series E Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series E Preferred Stock is required to authorize or issue any shares of stock senior in rights and preferences to the Series E Preferred Stock. The terms of any future preferred stock expressly senior to the Series E Preferred Stock may restrict dividend payments on the Series E Preferred Stock.
Dividends on the Series E Preferred Stock are discretionary and non-cumulative.
Dividends on the Series E Preferred Stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series E Preferred Stock in respect of a dividend period, then no dividend shall be payable on the applicable dividend payment date, no dividend shall be deemed to have accumulated for such dividend period, and we will have no obligation to pay any dividend for that dividend period at any time, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Series E Preferred Stock or any other class or series of our capital stock for any future dividend period. Any declaration and payment of dividends on the Series E Preferred Stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Series E Preferred Stock, any credit agreements to which we are a party, and other factors deemed relevant by our board of directors. In addition, under the Federal Reserve’s capital rules, dividends on the Series E Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional Tier 1 capital instruments.
The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 7.00% in effect until the First Reset Date.
The annual dividend rate on the Series E Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 6.675%. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.
Our ability to declare and pay dividends is subject to statutory and regulatory restrictions.
We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Series E Preferred Stock. In particular, dividends on the Series E Preferred Stock will be subject to our receipt of any required prior approval by the Federal Reserve (if then required) and to the satisfaction of conditions set forth in the capital adequacy requirements of the Federal Reserve applicable to dividends on the Series E Preferred Stock. Under the Federal Reserve’s capital rules, dividends on the Series E Preferred Stock may only be paid out of our net income, retained earnings, or surplus related to other additional Tier 1 capital instruments.
The Series E Preferred Stock may be redeemed at our option, including prior to the First Reset Date, and you may not be able to reinvest the redemption price you receive in a similar security.
Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Series E Preferred Stock, either in whole or in part, for cash, on any reset date thereafter. We may also redeem the Series E Preferred Stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, including prior to the First Reset Date in whole, but not in part, within 90 days following the occurrence of a regulatory capital treatment event, such as a proposed change in law or regulation after the initial issuance date with respect to whether the Series E Preferred Stock qualifies as an “additional Tier 1 capital” instrument.
Although the terms of the Series E Preferred Stock have been established at issuance to satisfy the criteria for “additional Tier 1 capital” instruments for purposes of the capital adequacy rules or regulations of the Federal Reserve, it is possible that the Series E Preferred Stock may not satisfy the criteria set forth in future capital adequacy rulemakings or interpretations of the Federal Reserve (or of any successor appropriate federal banking agency). As a result, a regulatory capital treatment event could occur whereby we would have the right, subject to prior approval of the Federal Reserve (if then required), to redeem the Series E Preferred Stock in accordance with its terms prior to July 15, 2025, or any date thereafter.
If we redeem the Series E Preferred Stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security. See “Description of Preferred Stock—Redemption” and “Description of Depositary Shares—Redemption” for more information on redemption of the Series E Preferred Stock and depositary shares.
Investors should not expect us to redeem the Series E Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series E Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series E Preferred Stock or the holders of the related depositary shares offered by this prospectus supplement. The Series E Preferred Stock may be redeemed by us at our option, either in whole or in part, for cash, on any reset date on or after the First Reset Date, or in whole, but not in part, at any time within 90 days of the occurrence of a regulatory capital treatment event including prior to the First Reset Date. Any decision we may make at any time to propose a redemption of the Series E Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity, and general market conditions at that time.
In addition, our right to redeem the Series E Preferred Stock is subject to limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series E Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series E Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series E Preferred Stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series E Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings, and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.
Our access to funds from the Banks may become limited, thereby restricting our ability to make payments on our obligations.
The Company is a separate and distinct legal entity from the Banks and our non-bank subsidiaries. Our principal sources of funds to make payments on the Series E Preferred Stock and our other obligations are dividends, distributions and other payments from the Banks.
Federal and state banking regulations limit dividends from the Banks to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by the Banks was approximately $340.3 million at March 31, 2020, based on the Banks’ retained earnings and the capital requirements for the Banks to remain well capitalized. During the year ended December 31, 2019, the Banks paid dividends of $137.0 million to us. In addition, federal bank regulatory agencies have the authority to prohibit the Banks from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Banks, could be deemed an unsafe or unsound practice.
Dividend payments from the Banks would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Banks are, or after payment of such dividends would be, undercapitalized under such regulations.
In addition to the regulation of dividends described above, the Banks are subject to restrictions under federal law that limit other transfers of funds or items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Banks with us are limited to 10% of the Banks’ capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Banks’ capital stock and surplus. Moreover, loans and extensions of credit by the Banks to their affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.
Accordingly, we can provide no assurance that we will receive dividends or other distributions from our subsidiaries, including the Banks, in an amount sufficient to pay dividends on the Series E Preferred Stock.
Holders of the Series E Preferred Stock and the depositary shares will have limited voting rights.
Holders of the Series E Preferred Stock will have no voting rights with respect to matters that generally require the approval of our voting common stockholders. Holders of the Series E Preferred Stock will have no voting rights except with respect to certain changes in the terms of the Series E Preferred Stock and the issuance of capital stock ranking senior to the Series E Preferred Stock, in the case of certain dividend nonpayments, certain other fundamental corporate events, and as otherwise expressly required by applicable law. See “Description of Preferred Stock—Voting.”

Holders of the depositary shares must act through the depositary to exercise any voting rights of the Series E Preferred Stock. Although each depositary share is entitled to 1/400th of a vote, the depositary can only vote whole shares of Series E Preferred Stock. While the depositary will vote the maximum number of whole shares of Series E Preferred Stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “Description of Depositary Shares—Voting.”
An active trading market for the depositary shares may not develop.
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “HTLFP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they currently intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion and without notice. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.
Future trading prices of the depositary shares will depend on many factors, including:
•	whether we declare or fail to declare dividends on the Series E Preferred Stock from time to time;
•	our operating performance, financial condition, and prospects, or the operating performance, financial condition, and prospects of our competitors;
•	our creditworthiness;
•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series E Preferred Stock or the depositary shares;
•	prevailing interest rates;
•	economic, financial, geopolitical, regulatory, or judicial events affecting us or the financial markets generally;
•	the impact of the COVID-19 pandemic; and
•	the market for similar securities.
Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares even if a secondary market for the depositary shares develops.
An increase in market interest rates could result in a decrease in the value of the depositary shares.
In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares may decline. We cannot predict the future level of market interest rates.
An investment in the depositary shares and the Series E Preferred Stock is not an insured deposit.
The depositary shares and the Series E Preferred Stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, by any other deposit insurance fund, or by any other public or private entity. An investment in the depositary shares and the Series E Preferred Stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, if you acquire the depositary shares and, thereby, an interest in the Series E Preferred Stock, you will be at risk of losing some or all of your investment.
Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.
We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for, or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders, including issuing additional shares of Series E Preferred Stock or additional depositary shares. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series E Preferred Stock with respect to dividends or upon our dissolution, winding-up, and liquidation and other terms.
Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series E Preferred Stock is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series E Preferred Stock, no such approval is required for issuances of capital stock ranking equal to the Series E Preferred Stock, and in either case, if we issue preferred stock in the future with voting rights that dilute the economic rights or voting power of the Series E Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series E Preferred Stock, or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series E Preferred Stock are not entitled to preemptive rights or other protections against dilution.
A downgrade, suspension, or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series E Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.
Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series E Preferred Stock, us or our other securities could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell, or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Further, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Series E Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series E Preferred Stock and depositary shares, based on their overall view of our industry. No report of the rating agencies is incorporated by reference herein.
A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series E Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

Our management has broad discretion over the use of proceeds from this offering.
Although we intend to use the proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in the Banks as regulatory capital, and repaying indebtedness, our management retains significant discretion with respect to the use of proceeds. The proceeds of this offering may be used in a manner that does not generate a favorable return for us. We may use the proceeds to fund future acquisitions of other businesses. In addition, if we use the funds to acquire other businesses, there can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $96,300,000 (or approximately $110,827,500 if the underwriters exercise in full their over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in the Banks as regulatory capital, and repaying indebtedness.
Our management will have broad discretion in the use of the net proceeds from the sale of the depositary shares. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Banks.

CAPITALIZATION
The following table sets forth our capitalization, on a consolidated basis, as of March 31, 2020:
•	on an actual basis,
•	on an adjusted basis to give effect to the AIM Bancshares acquisition,
•	on an as further adjusted basis to give effect to the AIM Bancshares acquisition and the Branch Acquisition, and
•
on an as further adjusted basis to give effect to the sale of the depositary shares for total net proceeds of approximately $96,300,000 after deducting the underwriting discounts and commission and estimated offering expenses (assuming the underwriters do not exercise their option to purchase additional depositary shares).

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference into this prospectus supplement.
	As of March 31, 2020
(Dollars in thousands)	Actual	Pro Forma for AIM Bancshares Acquisition	Pro Forma for AIM Bancshares Acquisition and Branch Acquisition	Pro Forma for AIM Bancshares Acquisition, Branch Acquisition and Current Offering
Cash and Cash Equivalents	$239,743	$322,686	$483,597	$579,897
Long-Term Obligations
Advances from the FHLB	2,806	2,806	2,806	2,806
Trust preferred securities(1)	145,588	145,588	145,588	145,588
Note payable to unaffiliated bank	49,667	69,667	69,667	69,667
Contracts payable for purchase of real estate and other assets	3,768	3,768	3,768	3,768
Subordinated notes	74,321	74,321	74,321	74,321
Total Long-Term Obligations	$276,150	$296,150	$296,150	$296,150
Stockholders’ Equity
Preferred Stock ($1.00 par value per share; 200,000 shares authorized; none issued and outstanding actual; 10,000 shares of Series E Preferred Stock issued and outstanding pro forma as adjusted for current offering)	—	—	—	$96,300
Common Stock ($1.00 par value per share; 60,000,000 share authorized; 36,807,217 shares issued and outstanding actual; 36,807,217 shares issued and outstanding pro forma as adjusted)	$36,807	$41,890	$41,890	$41,890
Capital surplus	842,780	992,630	992,630	992,630
Retained earnings	700,298	693,333(2)	691,059(2)	691,059
Accumulated other comprehensive income (loss)	(26,171)	(26,171)	(26,171)	(26,171)
Total Stockholders’ Equity	$1,553,714	$1,701,682	$1,699,408	$1,795,708
Total Long-Term Obligations and Stockholders’ Equity	$1,829,864	$1,997,832	$1,995,558	$2,091,858

	As of March 31, 2020
(Dollars in thousands)	Actual	Pro Forma for AIM Bancshares Acquisition	Pro Forma for AIM Bancshares Acquisition and Branch Acquisition	Pro Forma for AIM Bancshares Acquisition, Branch Acquisition and Current Offering
Consolidated Capital Ratios(3)
Tier 1 Leverage Ratio	9.8%	8.3%	7.8%	8.4%
Common Equity Tier 1 Ratio	10.8%	10.4%	9.9%	9.8%
Tier 1 Risk-Based Ratio	12.2%	10.4%	9.9%	10.7%
Total Risk-Based Capital Ratio	13.9%	13.3%	12.7%	13.5%
(1)
On February 11, 2020, Heartland announced the planned acquisition of AIM Bancshares. AimBank, the wholly-owned subsidiary of AIM Bancshares, had $1.82 billion in total assets as of March 31, 2020. With the completion of this pending acquisition, Heartland is expected to exceed $15.0 billion in total assets, and as a result, Heartland will no longer be able to include its trust preferred securities as additional Tier 1 Capital. However, Heartland expects to remain well-capitalized under all regulatory capital ratio requirements after its assets exceed $15.0 billion.

(2)	The reduction in retained earnings reflects the estimated provision expense for CECL associated with the proposed acquisitions on an after-tax basis.
(3)
Pro forma capital ratios assume that $145.6 million of trust preferred securities no longer qualify as additional Tier 1 Capital and instead are treated as Tier 2 Capital, as Heartland is expected to exceed $15.0 billion in total assets upon the completion of the acquisition of AIM Bancshares.

DESCRIPTION OF PREFERRED STOCK
The following description summarizes the material terms of the Series E Preferred Stock and supplements the description of the general terms and provisions of our preferred stock set forth under “Description of Preferred Stock” beginning on page 24 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of our certificate of incorporation, as amended, which we have previously filed with the SEC, and the certificate of designation, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Series E Preferred Stock contained in our certificate of incorporation as amended, or the certificate of designation is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our certificate of incorporation as amended, or the certificate of designation, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.
For purposes of this section, references to “we,” “us,” and “our” include only Heartland Financial USA, Inc. and not any of its subsidiaries.
General
Our certificate of incorporation, as amended, authorizes us to issue 200,000 shares of preferred stock, par value $1.00 per share, in one or more series, and our board of directors is authorized to fix the number of shares of each series and determine the rights, designations, preferences, privileges, limitations, and restrictions of any such series.
Prior to the issuance of the Series E Preferred Stock, we will file the certificate of designation with the Delaware Secretary of State, which will have the effect of amending our existing certificate of incorporation to establish the terms of the Series E Preferred Stock. The certificate of designation will initially authorize 11,500 shares of Series E Preferred Stock. We may, without notice to or the consent of holders of the Series E Preferred Stock, issue additional shares of Series E Preferred Stock from time to time. We are offering 10,000 shares of the Series E Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering (or 11,500 shares of the Series E Preferred Stock if the underwriters exercise their overallotment option in full).
We will generally be able to pay dividends and distributions upon our liquidation, dissolution, or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity, and other senior claims). When the shares of Series E Preferred Stock are issued in connection with the offering contemplated by this prospectus supplement, such shares will be fully paid and nonassessable when issued, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series E Preferred Stock.
Holders of Series E Preferred Stock will not have preemptive or subscription rights to acquire more of our stock. The Series E Preferred Stock will not be convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series E Preferred Stock does not have a stated maturity date, will not be subject to any sinking fund or any other obligation of us for its repurchase, redemption, or retirement, and will be perpetual unless redeemed at our option.
Ranking
Shares of the Series E Preferred Stock will rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up:
•
senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series E Preferred Stock, including but not limited to our Series A Preferred Stock, which may be issued in connection with our Rights Agreement, as described in the accompanying prospectus;

•	on parity with, or equally to, any class or series of our capital stock expressly stated to be on parity with the Series E Preferred Stock, including the Series E Preferred Stock; and
•
junior to any class or series of our capital stock expressly stated to be senior to the Series E Preferred Stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series E Preferred Stock).

Dividends
Dividends on shares of the Series E Preferred Stock are discretionary and will not be cumulative. Holders of the Series E Preferred Stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2020 (each such date being referred to herein as a “dividend payment date”) based on the liquidation preference of $10,000 per share (equivalent to $25 per depositary share) at a rate equal to:
•	from the date of original issue to, but excluding, the First Reset Date, a fixed rate per annum of 7.00%; and
•
from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent dividend determination date (as described below) plus 6.675%.

In the event that we issue additional shares of Series E Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series E Preferred Stock.
Dividends will be payable to holders of record of Series E Preferred Stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than 15 calendar days or more than 30 calendar days before the applicable dividend payment date.
A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series E Preferred Stock and will end on and exclude the first dividend payment date.
Any dividend payable on shares of the Series E Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
Dividends on shares of the Series E Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series E Preferred Stock payable in respect of a dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be:
•
The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the reset dividend determination date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve, as determined by the calculation agent in its sole discretion.

•
If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period.
Dividends on the Series E Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series E Preferred Stock called for redemption.
We are not obligated to and will not pay holders of the Series E Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Series E Preferred Stock any dividend in excess of the dividends on the Series E Preferred Stock that are payable as described above.
We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series E Preferred Stock. Dividends on the Series E Preferred Stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series E Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us. The Federal Reserve also has the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Federal Reserve policy also states that dividends on capital stock should be paid from current earnings.
Priority of Dividends
The Series E Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series E Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank senior in priority to the Series E Preferred Stock with respect to dividends, we may not pay any dividends on the Series E Preferred Stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series E Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series E Preferred Stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.
So long as any share of Series E Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series E Preferred Stock:
•
no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) a dividend or distribution in connection with the existing stockholder’s rights plan or the implementation of any future stockholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

•
no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged); nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•
no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date upon the shares of the Series E Preferred Stock and any shares of parity stock, all dividends declared upon the Series E Preferred Stock and all such parity stock payable on such dividend payment date shall be declared pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series E Preferred Stock and all parity stock payable on such dividend payment date. To the extent a dividend period with respect to any parity stock coincides with more than one dividend period with respect to the Series E Preferred Stock for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series E Preferred Stock, or shall treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series E Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series E Preferred Stock. To the extent a dividend period with respect to the Series E Preferred Stock coincides with more than one dividend period with respect to any parity stock, for purposes of the first sentence of this paragraph, the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such parity stock, or shall treat such dividend period(s) with respect to the Series E Preferred Stock and dividend period(s) with respect to any parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series E Preferred Stock and such parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any parity stock means such dividend periods as are provided for in the terms of such parity stock.
As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Series E Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us. Junior stock includes our common stock.
As used in this prospectus supplement, “parity stock” means any other class or series of our capital stock that ranks equally with the Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us, including the Series E Preferred Stock.
Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, or our parity stock, from time to time out of any assets legally available for such payment, and the holders of Series E Preferred Stock shall not be entitled to participate in any such dividend.
Redemption
The Series E Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series E Preferred Stock are not redeemable prior to the First Reset Date. The holders of the Series E Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series E Preferred Stock.
We may, at our option, redeem the Series E Preferred Stock (i) in whole or in part, from time to time, on any reset date on or after the First Reset Date or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” including prior to the First Reset Date, in each case at a redemption price equal to $10,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series E Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”). In the event the applicable reset date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series E Preferred Stock on or after the date it becomes redeemable at our option.
We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series E Preferred Stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.
A “regulatory capital treatment event” means the good faith determination by us that, as a result of any:
•
amendment to, clarification of, or change in (including any announced prospective change in), the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series E Preferred Stock;

•	proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series E Preferred Stock; or
•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series E Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $10,000 per share of the Series E Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
Under regulations currently applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series E Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with its risk.
If shares of the Series E Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series E Preferred Stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series E Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
•	the redemption date;

•
the number of shares of the Series E Preferred Stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and
•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.
If notice of redemption of any shares of Series E Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the shares of the Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot, or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series E Preferred Stock is listed.
Liquidation
In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series E Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series E Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series E Preferred Stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series E Preferred Stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $10,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series E Preferred Stock shall not be entitled to any further participation in any distribution of our assets.
In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series E Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series E Preferred Stock, including the Series E Preferred Stock, the amounts paid to the holders of Series E Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series E Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series E Preferred Stock has been paid in full to all holders of Series E Preferred Stock and the liquidation preference per share of any other capital stock ranking on parity with the Series E Preferred Stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series E Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series E Preferred Stock, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, dissolution, reorganization or winding-up or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Holders of the Series E Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. The Series E Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Voting
Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series E Preferred Stock will have no voting rights.
Whenever dividends on any shares of the Series E Preferred Stock, or any parity stock upon which similar voting rights have been conferred (“special voting preferred stock”), shall have not been declared and paid in an aggregate amount equal to the amount of dividends payable on the Series E Preferred Stock as contemplated herein for the equivalent of six or more quarterly dividend periods, whether or not consecutive (which we refer to as a “nonpayment”), the holders of the Series E Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors; provided, further, that the election of any such preferred directors may not cause us to violate any corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series E Preferred Stock, a special meeting of the holders of Series E Preferred Stock and such special voting preferred stock, including the Series E Preferred Stock, for which dividends have not been paid shall be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. These voting rights will continue until full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series E Preferred Stock and such special voting preferred stock for four dividend periods following the nonpayment.
If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for at least four dividend periods following a nonpayment on the Series E Preferred Stock and such special voting preferred stock, the holders of the Series E Preferred Stock and such special voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and the term of office of each preferred director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.
Any preferred director may be removed at any time with or without cause by the holders of a majority of the outstanding shares of the Series E Preferred Stock and such special voting preferred stock, voting together as a class, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by the written consent of the preferred director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series E Preferred Stock and such special voting preferred stock, voting together as a class, to serve until the next annual meeting of stockholders; provided that the filling of any such vacancy may not cause us to violate any corporate governance requirement of Nasdaq

(or any other exchange on which our securities may be listed). The preferred directors shall each be entitled to one vote per director on any matter on which our directors are entitled to vote.
Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the shares of Series E Preferred Stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity.
So long as any shares of Series E Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our certificate of incorporation, as amended, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series E Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:
•
authorize, create, issue, or increase the authorized amount of any class or series of our capital stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

•
amend, alter, or repeal the provisions of our certificate of incorporation, as amended, including the certificate of designation, or an agreement as to the issuance of the Series E Preferred Stock or any related depositary shares, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the powers, preferences, privileges, or rights of the Series E Preferred Stock or any related depositary shares, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase the authorized amount of, any junior stock or any parity stock, or any securities convertible into or exchangeable for junior stock or parity stock, will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of Series E Preferred Stock or any related depositary shares; or

•
complete a binding share exchange or reclassification involving the Series E Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of the Series E Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of the Series E Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series E Preferred Stock to effect such redemption.

Depositary, Transfer Agent, and Registrar
Broadridge Corporate Issuer Solutions, Inc. is the depositary, transfer agent, and registrar for the Series E Preferred Stock and the depositary for the depositary shares. We may, in our sole discretion, remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal. Holders of depositary receipts representing in the aggregate not less than 66 2∕3% of the depositary shares outstanding may also terminate the deposit agreement.
Any provision of the agreement between us and the depositary may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders representing in the aggregate at least 66 2∕3% of the depositary shares then outstanding.
Calculation Agent
Heartland's affiliate, Dubuque Bank and Trust, will be the calculation agent for the Series E Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES
The following description summarizes the material terms of the depositary shares and supplements the description of the general terms and provisions of the depositary shares set forth under “Description of Depositary Shares” beginning on page 26 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If the information in this prospectus supplement regarding the deposit agreement is inconsistent with the information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus. Further, if any information regarding the depositary shares contained in the deposit agreement or form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede the information in this prospectus supplement and the accompanying prospectus.
For purposes of this section, references to “we,” “us,” and “our” include only Heartland Financial USA, Inc. and not any of its subsidiaries.
General
We are offering depositary shares representing proportional fractional interests in shares of the Series E Preferred Stock. Each depositary share represents a 1/400th interest in a share of the Series E Preferred Stock and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” in this prospectus supplement. We will deposit the underlying shares of Series E Preferred Stock with a depositary pursuant to a deposit agreement among us, Broadridge Corporate Issuer Solutions, Inc., acting as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all of the powers, preferences, and special rights of the Series E Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Series E Preferred Stock those depositary shares represent.
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintains for this purpose. DTC (or its designated nominee) is the only registered holder of the depositary receipts representing the depositary shares. References to “holders” of depositary shares do not include indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Procedures and Settlement.”
Immediately following the issuance of the Series E Preferred Stock, we will deposit the Series E Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of the deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information.”
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/400th of the dividend declared and payable on each share of Series E Preferred Stock.
The depositary will distribute all dividends and other cash distributions received on the Series E Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. If we make a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount and it will be added to and be treated as part of the next succeeding distribution.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series E Preferred Stock.
The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series E Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series E Preferred Stock, until such taxes or other governmental charges are paid.
Liquidation
In the event of our liquidation, dissolution, or winding-up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series E Preferred Stock represented by the depositary shares.
Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.
Redemption
If we redeem the Series E Preferred Stock, in whole or in part, as described above under “Description of Preferred Stock—Redemption,” depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series E Preferred Stock held by the depositary. The redemption price per depositary share will be 1/400th of the redemption price per share payable with respect to the Series E Preferred Stock (or $25 per depositary share), plus 1/400th of the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series E Preferred Stock to, but excluding, the redemption date.
If we redeem shares of the Series E Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series E Preferred Stock so redeemed. If we redeem less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series E Preferred Stock is listed.
The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 days and not more than 60 days prior to the date fixed for redemption of the Series E Preferred Stock and the related depositary shares.
Voting
Because each depositary share represents a 1/400th ownership interest in a share of Series E Preferred Stock, holders of depositary receipts will be entitled to vote 1/400th of a vote per depositary share under those limited circumstances in which holders of the Series E Preferred Stock are entitled to vote, as described above in “Description of Preferred Stock—Voting.”

When the depositary receives notice of any meeting at which the holders of the Series E Preferred Stock are entitled to vote, the depositary will, if requested in writing and provided with all necessary information, provide the information contained in the notice to the record holders of the depositary shares relating to the Series E Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series E Preferred Stock, may instruct the depositary to vote the amount of the Series E Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series E Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series E Preferred Stock, it will abstain from voting with respect to such shares (but may, at its discretion, appear at the meeting with respect to such shares unless directed to the contrary).
Depositary, Transfer Agent, and Registrar
Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for the Series E Preferred Stock and the depositary for the depositary shares. We may remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal. Holders of depositary receipts representing in the aggregate not less than 66 2∕3% of the depositary shares outstanding may also terminate the deposit agreement.
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders representing in the aggregate at least 66 2∕3% of the depositary shares then outstanding.
Form of Series E Preferred Stock and Depositary Shares
The depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Procedures and Settlement” on page S-43 in this prospectus supplement. The Series E Preferred Stock will be issued in registered form to the depositary.
Listing of Depositary Shares
We have filed an application to list the depositary shares on the Nasdaq Global Select Market under the symbol “HTLFP.” If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the date of initial issuance of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The Series E Preferred Stock will not be listed, and we do not expect that there will be any trading market for the Series E Preferred Stock except as represented by the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT
We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.
Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.
DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).
Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.
Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.
Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.
Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section, including any description of the operations and procedures of DTC, Euroclear, and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series E Preferred Stock, including fractional interests in the Series E Preferred Stock in the form of the depositary shares offered hereby. Unless otherwise noted, this summary addresses only holders that acquire Series E Preferred Stock in this offering at the initial offering price and hold such Series E Preferred Stock as a capital asset. A holder of depositary shares will be treated for U.S. federal income tax purposes as a beneficial owner of its pro rata interest in the Series E Preferred Stock.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances or certain types of holders subject to special treatment under U.S. federal income tax law (such as financial institutions, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, individual retirement accounts or other tax-deferred accounts, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, life insurance companies, controlled foreign corporations and passive foreign investment companies and their shareholders, real estate investment trusts, regulated investment companies, accrual method taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, persons holding Series E Preferred Stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale,” or other integrated investment, persons whose functional currency is not the U.S. dollar, and tax-exempt organizations). Furthermore, this summary does not address considerations relating to the alternative minimum tax, the tax on certain net investment income, any U.S. federal estate or gift tax consequences or tax consequences arising under the tax laws of any state, locality, or non-U.S. jurisdiction.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, positions contrary to those described in this summary.
As used herein, “U.S. holder” means a beneficial owner of Series E Preferred Stock that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation created or organized in, or under the laws of, the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more U.S. persons (as defined in the Code) are authorized to control all of the trust’s substantial decisions or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person. “Non-U.S. holder” means a beneficial owner of Series E Preferred Stock (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If a partnership holds Series E Preferred Stock, the U.S. federal income tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Series E Preferred Stock should consult its tax advisor regarding the U.S. federal income tax treatment of an investment in the Series E Preferred Stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SERIES E PREFERRED STOCK IN THE FORM OF DEPOSITARY SHARES.

U.S. Holders
Distributions
Distributions with respect to the Series E Preferred Stock will be taxable as dividend income when paid to the extent of the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series E Preferred Stock exceeds the Company’s current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Series E Preferred Stock, and thereafter as capital gain which will be long-term capital gain if the U.S. holder’s holding period for the Series E Preferred Stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by individuals and certain other non-corporate U.S. holders in respect of the Series E Preferred Stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series E Preferred Stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.
Dividends that exceed certain thresholds in relation to a U.S. holder’s adjusted tax basis in the Series E Preferred Stock could be characterized as “extraordinary dividends” under the Code. Certain non-corporate U.S. holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series E Preferred Stock as long-term capital losses to the extent taxable dividend income received by them with respect to such Series E Preferred Stock qualifies for the preferential rates applicable to long-term capital gains. If a corporate U.S. holder that has held Series E Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the U.S. holder will generally be required to reduce its adjusted tax basis in the Series E Preferred Stock with respect to which the dividend was paid by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in that Series E Preferred Stock, the excess will be treated as taxable gain.
Sale or Redemption
A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series E Preferred Stock equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.
A redemption of the Series E Preferred Stock will be treated as a sale or exchange taxable as described in the preceding paragraph if the redemption (i) is in “complete redemption” of the U.S. holder’s Series E Preferred Stock interest and any other equity interest in the Company (within the meaning of section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to the U.S. holder (within the meaning of section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder (within the meaning of section 302(b)(1) of the Code). In determining whether any of these tests has been satisfied, a U.S. holder must take into account not only the Series E Preferred Stock and other equity interests in the Company that the U.S. holder actually owns but also other equity interests in the Company that the U.S. holder constructively owns within the meaning of section 318 of the Code. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and that exercises no control over the Company’s corporate affairs may be entitled to sale or exchange treatment on a redemption of Series E Preferred Stock if such holder experiences a reduction in its equity interest in the Company (taking into account any constructively owned equity interests in the Company) as a result of the redemption. If none of these tests of section 302(b) of the Code are satisfied, the redemption will generally be treated as a distribution subject to the rules described above under “Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Code is satisfied with respect to any particular holder of the Series E Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, holders should consult their tax advisors regarding the tax treatment to them of a redemption.
Information Reporting and Backup Withholding
Distributions on the Series E Preferred Stock and proceeds from the sale or other disposition of the Series E Preferred Stock are expected to be reported to the IRS as required by applicable Treasury Regulations. Backup withholding will apply to these payments if the U.S. holder fails to provide an accurate taxpayer identification number and certification that it is not subject to backup withholding (generally on an IRS Form W-9) or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain U.S. holders are exempt from information reporting and backup withholding. Prospective investors should consult their own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Non-U.S. Holders
Distributions
Distributions paid to non-U.S. holders on the Series E Preferred Stock that are treated as dividends, as described above under “U.S. Holders — Distributions,” generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for and properly claims a reduced rate of withholding under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) will not be subject to U.S. withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person, as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
To the extent that the amount of a distribution with respect to the Series E Preferred Stock exceeds the Company’s current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the Series E Preferred Stock, and thereafter as capital gain, as described above under “U.S. Holders — Distributions.” Any portion of a distribution paid to a non-U.S. holder that is treated as gain from the sale or exchange of shares of Series E Preferred Stock will be subject to U.S. federal income tax in the manner described below under “—Gain on Disposition.”
Gain on Disposition
Subject to the remainder of this discussion, any gain realized by a non-U.S. holder on the disposition of shares of Series E Preferred Stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or
•
the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held shares of Series E Preferred Stock.

A non-U.S. holder with gain described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition of shares of Series E Preferred Stock in the same manner as if the non-U.S. holder were a United States person, as defined under the Code. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it may also be subject to the “branch profits” tax equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses recognized in the same taxable year by the individual, even though the individual is not considered a resident of the United States under the Code.
We do not believe that the Company is or has been, and do not expect the Company to become, a United States real property holding corporation for U.S. federal income tax purposes.
A payment made to a non-U.S. holder in redemption of the Series E Preferred Stock may be treated as a distribution, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders — Sale or Redemption,” in which case such payment would be subject to tax as discussed above under “— Distributions.”
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each non-U.S. holder is required as to the amount of distributions (other than certain distributions treated as gain on a sale of stock) paid to such non-U.S. holder and the amount, if any, of tax withheld with respect to such distributions. This information may also be made available to the tax authorities of the country in which the non-U.S. holder resides or is established. Dividends generally are not subject to “backup withholding” if the non-U.S. holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E, or Form W-8ECI).
Payments of proceeds from the sale or other disposition of Series E Preferred Stock generally will be subject to information reporting if the disposition is effected within the United States or through certain U.S.-related financial intermediaries unless the non-U.S. holder provides the applicable withholding agent with a statement certifying, among other things, that the non-U.S. holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E). Payments subject to information reporting may be subject to backup withholding if the non-U.S. holder fails to certify the holder’s non-U.S. status as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. Certain holders are exempt from information reporting and backup withholding. Potential holders should consult their own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.

Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on shares of Series E Preferred Stock. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.
FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of shares of Series E Preferred Stock. Proposed regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued.
Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.
The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective purchasers of the depositary shares should consult with their own tax advisors regarding the possible implications of FATCA on an investment in shares of Series E Preferred Stock in the form of depositary shares, including the applicability of any intergovernmental agreements.
THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE DEPOSITARY SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SERIES E PREFERRED STOCK IN THE FORM OF DEPOSITARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in the depositary shares by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Code, (iii) plans subject to any federal, state, local, non-U.S., or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws,” and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts, or arrangements (each of which we call a “Plan”).
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (together, “Covered Plans”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. It is not intended that we or any underwriter, or any of our or their affiliates will act as a fiduciary with respect to a Covered Plan’s investment in depositary shares.
Each fiduciary of a Plan should consider, among other things, the fiduciary standards of ERISA, the Code, or any other applicable Similar Laws in the context of a Plan’s particular circumstances before authorizing an investment in the depositary shares. Accordingly, among other factors, the fiduciary should determine (with its counsel and other advisors to the extent it deems appropriate) whether the investment would satisfy the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans, unless an exemption is available. A non-exempt violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for a party in interest or a disqualified person. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Unless the depositary shares (including any interest in depositary shares) are acquired and are held in accordance with an applicable statutory, class, or individual prohibited transaction exemption, a direct or indirect prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise in connection with an investment in the depositary shares by a Covered Plan. For example, if any underwriter is or we are a party in interest or a disqualified person with respect to an investing ERISA Plan, the purchase of any depositary shares by a Covered Plan could result in a sale or exchange between the Plan and a party in interest or a disqualified person that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief is available under an applicable exemption (see below).
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that potentially might provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the depositary shares. Those class exemptions include:
•	PTCE 96-23—for certain transactions managed by in-house asset managers;
•	PTCE 95-60—for certain transactions involving insurance company general accounts;

•	PTCE 91-38—for certain transactions involving bank collective investment funds;
•	PTCE 90-1—for certain transactions involving insurance company pooled separate accounts; and
•	PTCE 84-14—for certain transactions determined or effected by independent qualified professional asset managers.
In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Covered Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan, and provided, further, that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of these exemptions contains conditions and limitations on its application. No assurance can be made that all of the conditions of any such exemptions, or any other exemption, will be satisfied, or that an exemption will be available for all possible prohibited transactions that may arise in connection with a Plan’s investment in depositary shares. Therefore, each person that is considering acquiring or holding the depositary shares should carefully review and consult with its legal advisors to confirm whether an exemption is necessary and applicable to the investment in the depositary shares.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding, or disposition of the depositary shares by a Plan, the depositary shares may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding, and disposition of the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the depositary shares or any interest in the depositary shares will be deemed to have represented by its purchase and holding of the depositary shares that either:
•	it is not a Plan and is not purchasing the depositary shares or interest in the depositary shares on behalf of or with the assets of any Plan; or
•
its purchase, holding, and disposition of the depositary shares or interest in the depositary shares will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the depositary shares on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code, and any applicable Similar Laws of the acquisition, ownership, and disposition of the depositary shares, whether any exemption would be applicable to any prohibited transactions that might arise under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the depositary shares by the Plan are entitled to full exemptive relief thereunder.
Nothing herein shall be construed as, and the sale of the depositary shares (including any interests therein) to a Plan is in no respect, a representation by us or the underwriters that any investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither we, nor any underwriter, nor any of our or their respective affiliates is making or will make an investment recommendation or providing investment advice in connection with the decision to invest in the depositary shares, and none of us is acting or will act as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of any depositary shares or any interest in depositary shares. Any purchaser or holder of depositary shares or any interest in the depositary shares that is a Plan will be deemed to have represented that the Plan fiduciary making the decision to acquire such depositary shares is exercising its own independent judgment in evaluating the investment in the depositary shares, and that neither we, nor any underwriter, nor any of our or their respective affiliates has acted as a fiduciary to the Plan with respect to such decision. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING
We have entered into an underwriting agreement dated June 19, 2020 with the underwriters named below, for which Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC are acting as representatives. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters severally agreed to purchase from us, the number of depositary shares, each representing a 1/400th interest in a share of the Series E Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount and commission, both as set forth on the cover page of this prospectus supplement.
Underwriters	Number of Depositary Shares
Raymond James & Associates, Inc.	1,066,668
Keefe, Bruyette & Woods, Inc.	1,066,666
Wells Fargo Securities, LLC	1,066,666
D.A. Davidson & Co.	400,000
Piper Sandler & Co.	400,000
Total	4,000,000
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase depositary shares, are several and not joint. Those obligations also are subject to the satisfaction of conditions described in the underwriting agreement. The underwriters have agreed to purchase all of the depositary shares if any of them are purchased, however, the underwriters are not required to take or pay for the depositary shares covered by the underwriters’ option to purchase additional depositary shares that is described below. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated. Under the terms of the underwriting agreement, we have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.
Option to Purchase Additional Depositary Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 600,000 additional depositary shares at the same price per share as they are paying for the depositary shares shown in the table above. To the extent the option is exercised, each underwriter, subject to certain conditions, will become obligated to purchase a number of additional depositary shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. If purchased, these additional depositary shares will be sold by the underwriters on the same terms as those on which the depositary shares offered by this prospectus supplement are being sold.
Underwriting Discount and Commission
The underwriters initially propose to offer the depositary shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of $0.50 per depositary share. Any underwriter may allow, and such dealers may reallow, a discount not in excess of $0.45 per depositary share, to certain other brokers or dealers. After the initial offering of the depositary shares to the public, the underwriters may vary the offering price and other selling terms of the depositary shares from time to time. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per depositary share and total underwriting discount and commission to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	No Exercise	Full Exercise
Per depositary share	$0.7875	$0.7875
Total	$3,150,000	$3,622,500
We estimate that our total expenses of the offering, excluding underwriting discount and commission, will be approximately $550,000. We have agreed to reimburse the underwriters for up to $100,000 of their reasonable legal fees and out-of-pocket expenses incurred in connection with the offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
The underwriters may agree to allocate a number of depositary shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
Settlement
We expect that delivery of the depositary shares will be made to investors on or about June 26, 2020, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the second business day before the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to the second business day before their date of delivery hereunder should consult their advisors.
No Sales of Similar Securities
We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof that we will not, without the prior written consent of Raymond James & Associates, Inc. (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any of our securities that are substantially similar to the depositary shares or the Series E Preferred Stock, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the depositary shares, the Series E Preferred Stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any depositary shares, Series E Preferred Stock, or such other securities, in cash or otherwise.
Price Stabilization and Short Positions
Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the depositary shares. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of the depositary shares. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of depositary shares available for purchase by the underwriters under the option to purchase additional depositary shares. The underwriters can close out a covered short sale by exercising the option to purchase additional depositary shares or purchasing depositary shares in the open market. In determining the source of depositary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of depositary shares compared to the price available under the option to purchase additional depositary shares. The underwriters may also sell depositary shares in excess of the option to purchase additional depositary shares, creating a naked short position. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the depositary shares in the offering, if the syndicate repurchases previously distributed depositary shares to cover syndicate short positions or to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares.
In connection with this transaction, the underwriters may engage in passive market making transactions in the depositary shares on Nasdaq, prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on Nasdaq no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the depositary shares during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the depositary shares to be higher than the price that otherwise would exist in the open market in the absence of such transactions.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on Nasdaq or otherwise.
Electronic Distribution
A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates or selling group members, if any, participating in the offering. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.
Listing
We have applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “HTLFP.” If the application is approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to begin within 30 days after the date of initial delivery of the depositary shares, and we will use our reasonable best efforts to maintain such listing so long as any of the depositary shares remain outstanding. The underwriters have advised us that they presently intend to make a market in the depositary shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice. The Series E Preferred Stock will not be listed, and we do not expect that there will be any trading market for the Series E Preferred Stock, except as represented by depositary shares.
Conflicts of Interest
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the depositary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the depositary shares in any jurisdiction where action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the depositary shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell the depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Notice to Prospective Investors in Canada
The depositary shares may be sold only in any province or territory of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each, a “Member State”), no offer of any depositary shares which are the subject of the offering contemplated by this prospectus have been made or will be made to the public in that Member State prior to the publication of a prospectus in relation to such depositary shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that an offer of depositary shares to the public in that Member State may be made at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a “qualified investor” as defined in Article 2(e) of the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than “qualified investors”), subject to obtaining the prior consent of the underwriters; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of depositary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Member State who initially acquires any depositary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any depositary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the depositary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any depositary shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any depositary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for any depositary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
The depositary shares cannot be promoted in the United Kingdom to the general public. The contents of this prospectus have not been approved by an authorized person within the meaning of the Financial Services and Markets Act 2000, as amended (“FSMA”). In the United Kingdom, this prospectus may only be communicated or caused to be communicated and will only be communicated or caused to be communicated as an invitation or inducement to engagement in investment activities (within the meaning of section 21 FSMA) to persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation who: (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (as amended the “Order”); and/or (ii) fall within any of the categories of persons described in Article 49(2)(a) to (d) of the Order (all such persons being “Relevant Persons”) or otherwise in circumstances in which section 21(1) FSMA does not apply

LEGAL MATTERS
The validity of the securities offered hereby is being passed upon for us by Dorsey & Whitney LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Barack Ferrazzano Kirschbaum & Nagelberg LLP.
EXPERTS
The consolidated financial statements of Heartland as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019 contains an explanatory paragraph that states that Illinois Bank & Trust, a wholly owned subsidiary of Heartland, acquired substantially all of the assets and assumed substantially all of the deposits and certain other liabilities of Rockford Bank and Trust Company on November 30, 2019, and management has excluded from its assessment of the effectiveness of Heartland’s internal control over financial reporting as of December 31, 2019, Rockford Bank and Trust Company’s internal control over financial reporting associated with total assets of $449.0 million as of December 31, 2019 and total revenues of $1.0 million for the one month period ended December 31, 2019. KPMG LLP’s audit of internal control over financial reporting of Heartland also excluded an evaluation of the internal control over financial reporting of Rockford Bank and Trust Company.

PROSPECTUS

Debt Securities
Subordinated Notes
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units
We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HTLF.”
Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is August 8, 2019.

All references in this prospectus to “Heartland,” “we,” “us,” “our,” and “our company” are to Heartland Financial USA, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. In this prospectus, we refer to debt securities, common stock, preferred stock, warrants, rights and units collectively as “securities.”
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus, which include debt securities, subordinated notes, common stock, preferred stock, depositary shares, warrants, rights and units. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at www.sec.gov.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of our company and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of such act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Any forward-looking statement contained in this prospectus and the documents incorporated by reference in this prospectus and any applicable prospectus supplement speaks only as of the date on which the statement is made, and Heartland undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Heartland to predict all of the factors, nor can Heartland assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
RISK FACTORS
An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our subsequent quarterly reports on Form 10-Q and other future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
ABOUT HEARTLAND FINANCIAL USA, INC.
Heartland is a multi-bank holding company that conducts a community banking business through our bank subsidiaries, which are independently chartered community banks operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California.
The principal business of Heartland’s bank subsidiaries consists of making loans to and accepting deposits from businesses and individuals. Our bank subsidiaries provide full service commercial and retail banking in their communities. Both loans and deposits are generated primarily through strong banking and community relationships and through management that is actively involved in the community. Lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing strong banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service.
Heartland supplements the local services of its bank subsidiaries with a full complement of ancillary services, including wealth management, investment and insurance services. Heartland provides convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, debit cards and automated teller machines.
Dubuque Bank and Trust Company, Heartland’s oldest bank subsidiary, was originally incorporated in Iowa in 1935. Heartland was formed as an Iowa corporation to serve as its holding company in 1981, and Heartland reincorporated in Delaware on June 30, 1993.
Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589-2100. Our website address is www.htlf.com. The information on our website is not part of this prospectus or any prospectus supplement.
We refer you to the documents incorporated by reference in this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may issue under the Indenture (as defined below) and offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee (the “Indenture”). We have summarized the general features of the debt securities to be governed by the Indenture below. The summary is not complete and is qualified in its entirety by reference to the Indenture. The Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC. We encourage you to read the Indenture for provisions that may be important to you.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest on, the debt securities will be payable (and the method of such payment), where the debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of and premium, if any, and interest on the debt securities will be made;
•
if payments of principal of and premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of and premium, if any, and interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the events of default described in this prospectus or in the Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the Indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the Indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•
any other terms of any series of debt securities, which may supplement, modify or delete any provision of the Indenture as it applies to such series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of such debt securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.
All debt securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the Indenture.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and premium, if any, and interest on such debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Ranking
Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. As of June 30, 2019, excluding deposit liabilities, we had approximately $390.1 million of borrowings on a consolidated basis, of which approximately $93.6 was secured. The debt securities will be subordinated to all of our secured debt (as to the collateral pledged to secure this debt). Except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. Furthermore, in the event that the FDIC incurs a loss in connection with one of our subsidiary banks, each of our other subsidiary banks may be liable to the FDIC for such loss, and the FDIC’s claim will be superior to any unsecured or secured obligations owed to us by our subsidiary banks. As of June 30, 2019, our subsidiaries had approximately $10.2 billion of deposits and other borrowings outstanding. The Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a depositary, or a nominee of the depositary (we herein refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we herein refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and premium, if any, and interest on certificated debt securities only by surrendering the certificate representing such certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
The global debt security will not be registered in the name of any person, or exchanged for debt securities that are registered in the name of any person, other than the depositary or its nominee, unless one of the following occurs:
•
the depositary notifies us that it is unwilling or unable to continue as depositary for such global debt security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event; or

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global debt security shall be so exchangeable.
Any global debt security that is exchangeable pursuant to the preceding sentence shall be exchangeable for securities registered in such names as the depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the global debt security with like tenor and terms.
We will not be required (a) to issue, register the transfer of, or exchange debt securities for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of those debt securities and ending at the close of business on the day such notice is sent, or (b) to register the transfer of or exchange debt securities, called or being called for redemption as a whole or the portion being redeemed of any such debt securities, called or being called for redemption in part.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless:
•
we are the surviving corporation or the successor person (if other than our company) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the Indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following, unless otherwise specified in the applicable prospectus supplement:
•
default in the payment of any interest upon such debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the Indenture (other than a default in payment as described above or default on a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of such series as provided in the Indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided with respect to debt securities of such series that is described in the applicable prospectus supplement accompanying this prospectus.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of such series are discount securities, such portion of the principal amount as may be specified in the terms of such series) and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the Indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:
•	such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of such series; and
•
the holders of at least a majority in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the Indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on that debt security on or after the due dates expressed in such debt security, and to institute suit for the enforcement of payment, and such rights shall not be impaired without the consent of such holder.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default with respect to such series and its consequences, except a default in the payment of the principal of or interest on any debt security of such series (provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).
If any debt securities are outstanding under the Indenture, the Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the Indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall deliver to each holder of debt securities of such series notice of a default or event of default within 90 days after it occurs. The Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of such series of debt securities.
Modification and Waiver
We and the trustee may modify and amend the Indenture or the debt securities of any series without the consent of any holder of any debt security of such series to:
•	cure any ambiguity, defect or inconsistency;
•	comply with covenants in the Indenture described above under the heading “Description of Debt Securities-Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of such series;
•	to surrender any of our rights or powers under the Indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of such series;
•	to comply with the applicable procedures of the Depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of such series as permitted by the Indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
We may also modify and amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities;
•
reduce the principal of or premium, if any, on or change the fixed maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to such series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of and premium, if any, or interest on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt securities payable in currency other than that stated in the debt securities;
•
make any change to certain provisions of the Indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and premium, if any, and interest on such debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt securities, if the redemption is at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, and premium, if any, or any interest on any debt securities of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Satisfaction and Discharge
The Indenture shall be satisfied and discharged with respect to the debt securities of a series when, among other things, all debt securities of that series have been delivered to the trustee for cancellation, or those debt securities not delivered to the trustee for cancellation:
•	have become due and payable by reason of sending a notice of redemption or otherwise, will become due and payable at their stated maturity within one year;
•
have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or

•	are deemed paid and discharged pursuant to the provisions on legal defeasance described below, and in the first three cases listed above, we shall have irrevocably deposited or caused to be deposited with the trustee an amount of money or U.S. government obligations or foreign government obligations, which amount shall be sufficient to pay and discharge each installment of principal of and interest on all the debt securities of such series on the due dates. Furthermore, we shall have paid all other sums payable by us under the Indenture.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the Indenture and such series of debt securities.
This discharge may occur only if, among other things:
•	such deposit will not result in a breach or violation, or constitute a default under, the Indenture or any of our other agreements;
•
no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending in the 91st day after the deposit;

•
we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred; and

•	we shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any other creditors.

Defeasance of Certain Covenants. the Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading above “Description of Debt Securities-Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the Indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of such series, or covenant defeasance.
The conditions include, among other things:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the Indenture and such debt securities;
•	that such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound;
•	that no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; and
•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.
Redemption
Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. The debt securities will be redeemable only upon notice in writing of the redemption date and the principal amount of the debt securities to be redeemed. We will provide notice to the trustee at least 20 days before the redemption date, unless a shorter notice period is satisfactory to the trustee. Furthermore, unless otherwise indicated for a particular series, a notice of redemption will be sent at least 15 days but not more than 60 days before a redemption date, by first-class mail or electronically, to each holder whose debt securities are to be redeemed.
Unless otherwise indicated for a particular series, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected in accordance with the procedures of the depositary (for global securities), in compliance with the requirements of the principal national securities exchange (for listed securities), or otherwise, in the manner that the trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law. Debt securities to be redeemed will be selected from those securities not previously called for redemption. Portions of the principal amount of debt securities that have denominations larger than $1,000 may be selected for redemption. Otherwise, debt securities selected for redemption will be in amounts of $1,000 or whole multiples of $1,000 or, with respect to debt securities of any series issuable in other denominations, the minimum principal denomination for each series and the authorized integral multiples thereof. Upon surrender of a debt security that is redeemed in part, the trustee will issue to the holder a new debt security of the same series and maturity equal in principal amount to the unredeemed portion of the surrendered debt security. Unless otherwise indicated for a particular series, a notice of redemption may not be conditional.
Upon surrender to the paying agent, debt securities called for redemption will be paid at the redemption price plus accrued interest to the redemption date.
Governing Law
The Indenture and the debt securities, including any claim or controversy arising out of or relating to the Indenture or the debt securities, will be governed by the laws of the State of New York.

DESCRIPTION OF SUBORDINATED NOTES
The following description of the subordinated notes, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the subordinated notes that we may issue under the Subordinated Note Indenture (as defined below) and offer under this prospectus. When we offer to sell a particular series of subordinated notes, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of subordinated notes. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
General
Subordinated notes may be issued in one or more series of our subordinated debt securities and will be issued under a subordinated debt indenture, dated as of December 17, 2014, as amended and supplemented by a supplemental indenture, dated as of December 17, 2014, between us and U.S. Bank National Association, as trustee, which together we refer to in this description as the “Subordinated Note Indenture.”
The subordinated notes will be our general unsecured subordinated obligations and will rank equally with all of our other unsecured subordinated obligations from time to time outstanding. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Note Indenture. The subordinated notes will rank senior to our obligations under junior subordinated debt securities issued to our capital trust subsidiaries. In addition, the subordinated notes are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. See “-Subordination.”
The terms of each series of subordinated notes will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of subordinated notes will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of subordinated notes under the Subordinated Note Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any subordinated notes being offered, the aggregate principal amount and the following terms of the subordinated notes, if applicable:
•	the title of the subordinated notes;
•	any limit upon the aggregate principal amount of the subordinated notes;
•	the date or dates on which the principal of any subordinated notes is payable;
•
the rate or rates at which any subordinated notes shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date;

•
the place or places where the principal of and any premium and interest on any subordinated notes shall be payable, the place or places where the subordinated notes may be presented for registration of transfer or exchange, and the place or places where notices or demands to or upon us in respect of the subordinated notes may be made;

•
the period or periods within which the price or prices at which and the terms and conditions upon which any subordinated notes may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the subordinated notes shall be evidenced;

•
our obligation, if any, to redeem or purchase any subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder of subordinated notes thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any subordinated notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any subordinated notes shall be issuable;
•
if the amount of principal of or any premium or interest on any subordinated notes may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•
if other than the currency of the United States of America, the currency, currencies or currency units (which, in each instance, shall be acceptable to the trustee) in which the principal of or any premium or interest on any subordinated notes shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•
if the principal of or any premium or interest on any subordinated notes is to be payable, at our election or the holder of subordinated notes, in one or more currencies or currency units other than that or those in which such subordinated notes are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on subordinated notes as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of any subordinated notes which shall be payable upon declaration of acceleration of the maturity thereof;
•
if the principal amount payable at the stated maturity of any subordinated notes will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such subordinated notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	if applicable, that the subordinated notes, in whole or any specified part, shall be defeasible;
•	if applicable, that any subordinated notes shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities;
•
any addition to or change in the events of default which applies to any subordinated notes and any change in the right of the trustee or the requisite holders of subordinated notes to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants which applies to the subordinated notes; and
•	any other terms of the subordinated notes (which terms shall not be inconsistent with the provisions of the Indenture).
Ranking
The subordinated notes are our general unsecured subordinated obligations and are:
•	subordinated in right of payment to the payment of any of our existing and future Senior Indebtedness;
•	equal in right of payment with any of our existing and future unsecured subordinated indebtedness;
•	rank senior to our obligations relating to the junior subordinated debt securities issued to our capital trust subsidiaries; and
•	effectively subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks.
As of June 30, 2019, excluding deposit liabilities, we had approximately $390.1 million of borrowings on a consolidated basis, of which none was Senior Indebtedness and $74.4 million was outstanding under the Subordinated Note Indenture. Except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks.

Furthermore, in the event that the Federal Deposit Insurance Corporation (“FDIC”) incurs a loss in connection with one of our subsidiary banks, each of our other subsidiary banks may be liable to the FDIC for such loss, and the FDIC’s claim will be superior to any unsecured or secured obligations owed to us by our subsidiary banks. As of June 30, 2019, our subsidiaries had approximately $10.2 billion of deposits and other borrowings. The Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the subordinated notes will not contain any provisions which may afford holders of the subordinated notes protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of subordinated notes.
Subordination
The subordinated notes are subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.
These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our Senior Indebtedness may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes. The Subordinated Note Indenture does not limit our ability to incur Senior Indebtedness or general obligations, including indebtedness ranking equally with the notes or secured debt.
Holders of the subordinated notes may not accelerate the maturity of the notes, except upon an event of default. See “-Events of Default” below.
The Subordinated Note Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes in the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•
in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or, in the event any judicial proceeding shall be pending with respect to any such default; or

•	in the event that any subordinated notes have been declared due and payable before their stated maturity.
If the trustee or any holders of subordinated notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or subordinated holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to pay over that money to us.
Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations, before any amount is made available for payment or distribution to the holders of the subordinated notes.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Note Indenture allows the holders of Senior Indebtedness to obtain a court order requiring us and any holder of subordinated notes to comply with the subordination provisions.
The Subordinated Note Indenture defines Senior Indebtedness to include, without limitation:
•
the principal of (and premium, if any) and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	our capital lease obligations;
•
our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•
our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

•
our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	any of the above listed obligations of other persons the payment of which we are responsible or liable for, either directly or indirectly, as obligor, guarantor or otherwise;
•	any of the above listed obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and
•	any deferrals, renewals or extensions of any of the above listed obligations.
However, Senior Indebtedness does not include:
•	the subordinated notes;
•	trade accounts payable arising in the ordinary course of business; and
•
any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated notes, including: any indebtedness issued to any statutory trust created by us for the purpose of issuing trust securities in connection with such issuance of indebtedness, which shall in all cases be junior to the notes.

The Subordinated Note Indenture does not contain any limitation on the amount of Senior Indebtedness that we may incur in the future. Furthermore, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the subordinated notes, among other things, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding.
Because we are a holding company, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization or otherwise would be subject to the prior claims of creditors of the subsidiary (except to the extent that we are a creditor with a recognized claim of equal priority). In the event of any such distribution of assets of any of our bank subsidiaries due in part to their status as insured depository institutions, the claims of depositors and other general or subordinated creditors of the bank subsidiary would be entitled to priority over claims of shareholders of the bank subsidiary, including any claim we might have as the parent holding company of the subsidiary and any claim that one of our creditors might have, such as holders of the subordinated notes.

Events of Default
The only “events of default” with respect to the notes under the Subordinated Note Indenture are certain events related to our bankruptcy or insolvency, whether voluntary or involuntary, or certain events related to the insolvency of any of three principal subsidiary banks: Dubuque Bank and Trust Company, New Mexico Bank & Trust and Morrill & Janes Bank and Trust Company. If an event of default with respect to the subordinated notes occurs and is continuing, the principal amount of all of the subordinated notes shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the subordinated notes. If an event of default with respect to the notes occurs and is continuing, the trustee may enforce its rights and the rights of the holders of the subordinated notes by any judicial proceedings that the trustee deems to be most effectual to do so.
The maturity of the notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the subordinated notes upon a “default” in the payment of principal of or interest on the subordinated notes or in the performance of any of our covenants or agreements contained in the subordinated notes, in the Subordinated Note Indenture or any of our other obligations or liabilities. For purposes of the subordinated notes, “default” means (i) a default in the payment of principal of the subordinated notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the subordinated notes when due, which continues for 30 days. If a default in the payment of principal of or interest on the subordinated notes occurs and is continuing under the Subordinated Note Indenture, the trustee and holders of notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the subordinated notes, the holders of the subordinated notes will have limited rights to institute proceedings to enforce the terms of the Subordinated Note Indenture or subordinated notes.
Modification
From time to time, we, together with the trustee, may, without the consent of the holders of subordinated notes, amend the Subordinated Note Indenture for one or more of the following purposes:
•	to provide for the assumption by a successor corporation of our obligations under the Subordinated Note Indenture and the subordinated notes;
•	to add to our covenants and the default provisions for the benefit of the holders of subordinated notes or to surrender our rights under the Subordinated Note Indenture;
•	to permit or facilitate the issuance of subordinated notes in bearer form or in uncertificated form;
•	to cure ambiguities, defects or inconsistencies, so long as the amendment does not materially adversely affect the interests of the holders of subordinated notes;
•
to make any other change to the Subordinated Note Indenture that neither applies to any subordinated note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any subordinated holder with respect to such provision;

•	to secure subordinated notes;
•	to establish forms and terms of subordinated notes; or
•	to provide for a successor trustee or to facilitate the administration of the trusts by more than one trustee.
The Subordinated Note Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of each series of subordinated notes affected thereby, to modify the Subordinated Note Indenture in a manner affecting the rights of the holders of the subordinated notes of such series; provided, that no modification may, without the consent of the holders of each outstanding subordinated note affected:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note;
•	reduce the principal amount of or the rate of interest on any subordinated note, or any premium payable upon the redemption thereof;

•	reduce the amount of the principal of any subordinated note which would be due and payable upon a declaration of acceleration;
•	change the place of payment where, or the coin or currency in which, any subordinated note principal or interest is payable;
•	impair the right to institute suit for the enforcement of any such due and payable obligation;
•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to the subordinated note holders;
•
reduce the percentage in principal amount of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Subordinated Note Indenture;

•
modify any of the above provisions, or provisions on the waiver of past defaults and waiver of covenants, or reduce the percentage in principal amount of subordinated notes that must approve such modifications or waivers;

•	provide that certain other provisions of the Subordinated Note Indenture can be modified or waived without the consent of the holder of each subordinated note affected thereby.
Consolidation, Merger, Sale of Assets and Other Transactions
We will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:
•
we are the surviving person or we consolidate with or merge into another person or sell, convey, transfer or lease substantially all of our properties and assets to any person, that is organized under the laws of the United States of America or any State or the District of Columbia, that if not us expressly assumes our obligations relating to the notes and the Subordinated Note Indenture;

•
immediately after giving effect to the transaction, no “event of default,” and no event which, after notice or lapse of time or both, would become an “event of default” shall have occurred and be continuing; and

•	certain other conditions described in the Subordinated Note Indenture are met.
The general provisions of the Subordinated Note Indenture do not limit our rights to enter into transactions, such as a highly-leveraged transaction, that may adversely affect the holders of the notes.
Satisfaction and Discharge
The Subordinated Note Indenture provides that when, among other things, all subordinated notes have been delivered to the trustee for cancellation, or those notes not delivered to the trustee for cancellation:
•	have become due and payable,
•	will become due and payable at their stated maturity within one year, or
•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we deposit or cause to be deposited with the trustee, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and interest, then, upon our request, the Subordinated Note Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Note Indenture with respect to the subordinated notes. However, we will continue to be obligated to pay all other sums due under the Subordinated Note Indenture, including all trustee fees and expenses.

Defeasance
We may at any time terminate all of our obligations under the subordinated notes, except for certain obligations including those respecting the defeasance trust, or omit to comply with certain covenants applicable to the subordinated notes. Our obligations will be deemed to have been discharged on and after the date the following applicable conditions have been satisfied:
•
we have irrevocably deposited in trust with the trustee or the defeasance agent, if any, money or U.S. government obligations for the payment of principal and interest on the subordinated notes to maturity;

•
if the subordinated notes are then listed on any securities exchange, we have delivered to the trustee or defeasance agent an officer’s certificate to the effect that such defeasance will not cause the subordinated notes to be delisted from such exchange;

•	such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all subordinated notes are in default within the meaning of the Act);
•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•
such defeasance will not result in the defeasance trust constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Act or exempt from registration thereunder;

•
we have delivered to the trustee and the defeasance agent, if any, an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	no event or condition exists that would prevent us from making payments of the principal of or interest on the notes on the date we deposit funds or any time during the 90 days thereafter; and
•	certain other conditions set forth in the Subordinated Note Indenture.
Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.
The subordinated notes will be evidenced by a global note which will be deposited with, or on behalf of, a depositary, or any successor thereto, and registered in the name of a nominee of the depositary. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of the depositary or to a successor of the depositary or its nominee.
The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than the depositary or its nominee, unless certain circumstances such as one of the following occurs:
•
the depositary notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•	an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing, and we or the depositary requests an exchange.
In those circumstances, the depositary will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
Redemption
Any terms for the optional or mandatory redemption of the subordinated notes will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, the subordinated notes will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date to each holder at the address appearing in the security register for such subordinated notes.
If less than all the subordinated notes of a series, or any tranche thereof, are to be redeemed, the particular subordinated notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the trustee, from the outstanding subordinated notes of such series not previously called for redemption, pro rata, by lot or by such method as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any subordinated notes of such series all in accordance with the procedures of the depositary, provided that the unredeemed portion of the principal amount of any subordinated notes shall be in an authorized denomination of or any integral multiples thereof (which shall not be less than the minimum authorized denomination) for such subordinated notes.
If less than all the subordinated notes of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single note), the particular subordinated notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the trustee or by the depositary, as applicable, from the outstanding subordinated notes of such series and specified tenor not previously called for redemption in accordance with the preceding paragraph.
If any subordinated notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any interest shall, until paid, bear interest from the redemption date at the rate prescribed therefor in the subordinated notes.
The Trustee
The trustee for the holders of subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Note Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity reasonably satisfactory to the trustee.
U.S. Bank National Association is the trustee of the subordinated debentures that support several series of trust preferred securities issued by our capital trust subsidiaries and, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.
Payment and Paying Agents
The paying agent for subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank National Association. We will pay principal and interest on your subordinated notes at the office of the trustee in Indianapolis, Indiana, or in the City of New York, or at the office of any paying agent that we may designate. Unless otherwise provided, principal and interest will be considered paid on the date due if the paying agent holds as of 11:00 a.m. New York City time on the due date money deposited by us in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the subordinated notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Governing Law
The Subordinated Note Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF COMMON STOCK
This section summarizes the terms of the common stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
Our authorized capital stock consists of 60,000,000 shares of common stock, par value $1.00 per share, and 200,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2019, we had 36,690,061 shares of our common stock outstanding. Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “HTLF.” We have designated the rights and preferences of a series of 16,000 shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), which are issuable upon the exercise of the preferred share purchase rights described below under the heading “Description of Common Stock-Preferred Share Purchase Rights.” We had previously designated the terms of 81,698 shares of Series B Perpetual Preferred Stock (“Series B Preferred Stock”), 81,698 shares of Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), and 3,000 shares of 7.0% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (“Series D Preferred Stock”), but all of those shares have been redeemed and resumed the status of authorized but unissued shares. As a result, we have 184,000 shares of authorized but unissued preferred stock.
Our board of directors is authorized to designate the rights and preferences of additional series of preferred stock out of the 184,000 shares that are authorized but undesignated, to establish the number of shares to be included in each such series and to issue and sell shares of any such series without approval of stockholders. Shares of preferred stock that our board creates and issues could have dividend or redemption rights that could adversely affect the availability of earnings for distribution to the holders of our common stock, or voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock.
Our common stock is not entitled to any conversion rights or any preemptive rights to subscribe for additional securities we may issue. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. All shares of outstanding common stock are, and all shares of common stock issued using the prospectus will be, fully paid and nonassessable.
Dividend Rights
Subject to the prior dividend rights of the holders of any preferred stock, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor and subject to regulatory restriction. As a Delaware corporation, we may pay dividends only out of surplus or if we have no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, policies of the Board of Governors of the Federal Reserve Board caution that a bank holding company should not pay cash dividends unless its net income available to common stockholders over the past year has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with its capital needs, asset quality, and overall financial condition. The Federal Reserve possesses enforcement powers over bank holding companies and their bank and non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Voting Rights
Subject to the rights of the holders of any preferred stock, only the holders of our common stock have voting rights and are entitled to one vote for each share held. The board is classified into three classes of directors. Holders of common stock are not entitled to cumulative voting of their shares in the election of directors. The directors are elected by a plurality vote, which means that the individuals receiving the highest number of votes cast “FOR” their election are elected to the available board seats. Except as described below under “Certain Provisions of our Certificate of Incorporation and Bylaws” or as provided by law, all other matters are decided by the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote.
Liquidation Rights
Upon any liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to debtholders and the holders of any outstanding shares of preferred stock.
Preferred Share Purchase Rights
On January 17, 2012, we entered into an Amended and Restated Rights Agreement (the “Rights Agreement”) with Dubuque Bank and Trust Company, as Rights Agent. Under the Rights Agreement, all stockholders receive, along with each share of common stock owned, a preferred stock purchase right (a “preferred share purchase right”) entitling them to purchase from us one one-thousandth of a share of Series A Preferred Stock at an exercise price of $70.00 per one one-thousandth of a share, subject to certain adjustments, once these preferred share purchase rights become exercisable.
The preferred share purchase rights are not exercisable or transferable apart from our common stock until the “Distribution Date,” which is the earlier of (i) the 10th day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) the 10th business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by the Acquiring Person of 15% or more of our outstanding common stock, even if no shares are purchased pursuant to such offer. The definition of “Acquiring Person” under the Rights Agreement is subject to certain exceptions, including acquisitions by Heartland Partnership, L.P. and acquisitions that our board of directors determines are inadvertent and without any intention of changing or influencing control of us. Subject to these exceptions and other conditions, if any person or group of affiliated or associated persons becomes an Acquiring Person, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock having a market value of two times the exercise price of the right. If after the time that a person or group becomes an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise senior voting stock of the acquiring company (or the acquiring company’s parent) having a market value of two times the exercise price of the preferred share purchase right.
Each share of our Series A Preferred Stock, if issued, (i) will entitle holders to a preferential quarterly dividend payment (if declared) of the greater of $1.00 per share or an amount equal to 1,000 times the dividend declared per share of common stock, (ii) will have the same voting power as 1,000 shares of our common stock and (iii) will entitle holders, upon liquidation, to receive the greater of $1,000 (plus any accrued but unpaid dividends) or an amount equal to 1,000 times the payment made on one share of our common stock.
In the event of any merger, consolidation or other transaction in which our common stock is converted or exchanged, each one one-thousandth of a share of Series A Preferred Stock will be entitled to receive such number of shares of validly issued, fully paid, nonassessable and freely tradable senior voting stock of the acquiring company, as shall be equal to the result obtained by (1) multiplying the exercise price of the preferred share purchase right by the then number of one one-thousandths of share of preferred stock for which a right is then exercisable and dividing that product by (2) 50% of the current market price per share of the senior voting stock of the acquiring company.
We may redeem the preferred share purchase rights for $0.01 per preferred share purchase right, subject to adjustment, at any time before the earlier of the close of business on the Distribution Date and January 17, 2022, which is the “Expiration Date” of the preferred share purchase rights. If we redeem any of the preferred share purchase rights, we must redeem all of the preferred share purchase rights. We may pay the redemption price in cash, shares of common stock or any other form of consideration deemed appropriate by our board of directors, or any combination thereof. For as long as the preferred share purchase rights are redeemable, we may amend the preferred share purchase rights to extend the time period in which the preferred share purchase rights may be redeemed, but not to change the redemption price or date of expiration of the preferred share purchase rights.
The Rights Agreement also grants our board of directors the option, at any time after any person or group becomes an Acquiring Person but prior to an acquisition at the 50% level, to exchange preferred share purchase rights (other than preferred share purchase rights owned by such Acquiring Person) for shares of our common stock or Series A Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of our common stock, or a fractional share of Series A Preferred Stock (or other preferred stock equivalent in value to one share of our common stock), per preferred share purchase right.
The preferred share purchase rights make a hostile contest for control without communication with our board of directors impractical. The preferred share purchase rights would cause substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.
Certain Provisions of our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing board of directors and management more difficult, including the following:
•	we do not provide for cumulative voting for our directors;
•	we have a classified board of directors with each class serving a staggered three-year term;
•	at least two-thirds of our board of directors must approve any changes to the size of the board;
•	a vote of 70% of the outstanding shares of voting stock is required to remove directors, and such directors may only be removed for cause;
•
unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to amend, alter or repeal our bylaws and certain sections of our certificate of incorporation;

•
unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to effect any merger or consolidation of our company or any of our subsidiaries with or into another corporation; effect any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our assets in a single transaction or series of related transactions; effect any issuance or transfer by us or any of our subsidiaries of any of our voting securities (except as issued pursuant to a stock option, purchase or bonus plan); or effect our voluntary dissolution;

•
a majority of stockholders representing 75% of the outstanding shares of stock, or a class of stock, may bind all stockholders or a class of stockholders, to certain compromises or arrangements with creditors, subject to approval by a court of equitable jurisdiction;

•
our board of directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;
•	our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class of preferred stock;
•	all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and
•
we have advance notice procedures which generally require that stockholder proposals and nominations be provided to us not less than 30 days and not more than 75 days before the date of the originally scheduled annual meeting in order to be properly brought before a stockholder meeting.

Section 203 of the Delaware General Corporation Law
Section 203 of the Delaware General Corporation Law (the “DGCL”) regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various business combinations with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:
•	prior to such time, the board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors, officers and employee stock plans; or

•
at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

A “business combination” is defined to include mergers, asset sales and other transactions. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to the company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders an opportunity to sell their stock at a price above the prevailing market price.
Banking Laws
Certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire Heartland. For example, the federal Change in Bank Control Act, Bank Merger Act, and Bank Holding Company Act, as well as certain similar state laws, require bank regulatory approvals for acquisitions of direct or indirect control of banks and bank holding companies, mergers of banks and other transactions that may result in a company becoming a bank holding company or where an existing banking holding company seeks to invest in another banking organization.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK
This section summarizes the terms of the preferred stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
We currently have authorized 200,000 shares of preferred stock, $1.00 par value per share. As discussed above under the heading “Description of Common Stock-General,” we have 184,000 shares of authorized but undesignated preferred stock. As of the date of this prospectus, no shares of preferred stock were outstanding.
Our certificate of incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, without the approval of our stockholders. Prior to the issuance of each series of our undesignated preferred stock, our board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.
Subject to limitations prescribed by the DGCL and our certificate of incorporation, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable, and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•
the provisions for redemption, if applicable, of the preferred stock, including any restrictions on the repurchase or redemption of the preferred stock while there is any late payment of dividends or sinking fund installments;

•	any listing of the preferred stock on any securities exchange or market;
•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.
For a description of provisions in our certificate of incorporation or bylaws that may have an effect of delaying, deferring or preventing a change in control, please refer to the sections entitled “Preferred Share Purchase Rights” and “Certain Provisions of our Certificate of Incorporation and Bylaws” under the “Description of Common Stock.”
Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, the preferred stock will rank:
•
senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•
on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•
junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
This section summarizes the general terms and provisions of the depositary shares represented by depositary receipts that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at the applicable forms of depositary receipt and deposit agreement for a full understanding of the specific terms of any depositary shares and depositary receipts. The forms of the depositary receipts and the deposit agreement will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
A prospectus supplement will describe the specific terms of the depositary shares and the depositary receipts offered under that prospectus supplement, including any of the terms in this section that will not apply to those depositary shares and depositary receipts, and any special considerations, including tax considerations, applicable to investing in those depositary shares.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do so, we will provide for the issuance to the public by a depositary of depositary receipts evidencing depositary shares. Each depositary share will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will state the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts, although not in final form. The holders of temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of temporary depositary receipts can exchange them for final depositary receipts at our expense.
Withdrawal of Preferred Stock
If you surrender depositary receipts at the principal office of the depositary you will be entitled to receive at that office the number of shares of preferred stock and any money or other property then represented by the depositary shares, unless the depositary shares have been called for redemption. We will not, however, issue any fractional shares of preferred stock. Accordingly, if you deliver depositary receipts for a number of depositary shares that, when added together, represents more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time as you receive your shares of preferred stock. You will no longer be entitled to deposit the shares of preferred stock you have withdrawn under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock. There may be no market for any withdrawn shares of preferred stock.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the deposited preferred stock, less any taxes required to be withheld, to the record holders of the depositary receipts in proportion to the number of the depositary shares owned by each record holder on the relevant date. The depositary will distribute only the amount that can be distributed without attributing to any holder a fraction of one cent. Any balance will be added to the next sum to be distributed to holders of depositary receipts.
If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines that it is not practical to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
The deposit agreement will contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary receipts.

Redemption and Repurchase of Deposited Preferred Stock
If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of preferred stock held by the depositary. The depositary will mail a notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or other equitable method, as we determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. If depositary shares are no longer outstanding, the holders will have no rights with regard to those depositary shares other than the right to receive money or other property that they were entitled to receive upon redemption. The payments will be made when the holder surrenders its depositary receipts to the depositary.
Depositary shares are not subject to repurchase at the option of the holders. However, if shares of preferred stock underlying the depositary shares become subject to repurchase at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to repurchase the deposited preferred stock at the price specified in the applicable prospectus supplement. If we have sufficient funds available, we will, upon receipt of the instructions, repurchase the requisite whole number of shares of preferred stock from the depositary, which will, in turn, repurchase the depositary receipts. However, holders of depositary receipts will only be entitled to request the repurchase of a number of depositary shares that represents in total one or more whole shares of the underlying preferred stock. The repurchase price per depositary share will equal the repurchase price per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If the depositary shares evidenced by any depositary receipt are repurchased in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not repurchased.
Voting of Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of the series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail information about the meeting to the record holders of the related depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the holders of the related preferred stock) will be entitled to instruct the depositary as to how to vote the preferred stock underlying the holder’s depositary shares. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions it receives. We will agree to take all action requested and considered necessary by the depositary to enable it to vote the preferred stock in that manner. The depositary will not vote any shares of preferred stock for which it does not receive specific instructions from the holders of the depositary receipts.
Conversion and Exchange of Deposited Preferred Stock
If we provide for the exchange of the preferred stock underlying the depositary shares, the depositary will exchange, as of the same exchange date, that number of depositary shares representing the preferred stock to be exchanged, so long as we have issued and deposited with the depositary the securities for which the preferred stock are to be exchanged. The exchange rate per depositary share will equal the exchange rate per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If less than all of the depositary shares are exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, as we determine. If the depositary shares evidenced by a depositary receipt are exchanged in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not exchanged.
Depositary shares may not be converted or exchanged for other securities or property at the option of the holders. However, if shares of preferred stock underlying the depositary shares are converted into or exchanged for other securities at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to convert or exchange the deposited preferred stock into the whole number or principal amount of securities specified in the applicable prospectus supplement. Upon receipt of instructions, we will cause the conversion or exchange and deliver to the holders the whole number or principal amount of our securities and cash in lieu of any fractional security. The exchange or conversion rate per depositary share will equal the exchange or conversion rate per share of the underlying preferred stock multiplied by the fraction of the cumulative preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are converted or exchanged in part only, the depositary will issue a new depositary receipt evidencing any depositary shares not converted or exchanged.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary receipts. A deposit agreement may be terminated only if all related outstanding depositary shares have been redeemed or there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of the related depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated in the deposit agreement to be their responsibility.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the underlying preferred stock.
Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We also may at any time remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery to us of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase debt securities, subordinated notes, depositary shares, preferred stock or common stock. Warrants may be issued independently or together with any other security, and may be attached to or separate from such security. We will issue the warrants under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to any warrants we offer. The warrant agent will act solely as our agent and will not act as an agent for the holders or beneficial owners of the warrants.
This section summarizes the general terms and provisions of warrants that we may offer using this prospectus. We will describe the particular terms of any series of warrants that we may offer in more detail in a prospectus supplement. You should read the prospectus supplement, and refer to the applicable forms of warrant agreement and warrant certificate, for a full understanding of the specific terms of any warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part.
The prospectus supplement relating to any specific warrants that we offer using this prospectus will describe the following terms of such warrants, if applicable:
•	the title and the aggregate number of warrants;
•	the debt securities, depositary shares, preferred stock or common stock for which each warrant is exercisable;
•	the date or dates on which the right to exercise such warrants commence and expire;
•	the price or prices at which such warrants are exercisable;
•	the currency or currencies in which such warrants are exercisable;
•	the periods during which and places at which such warrants are exercisable;
•	the terms of any mandatory or optional call provisions;
•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•	the identity of the warrant agent; and
•	the exchanges, if any, on which such warrants may be listed.
Before the warrants are exercised, holders of warrants will not have any of the rights of holders of the securities that such holders are entitled to purchase under the warrants.
Each holder of a warrant will be entitled to purchase the amount or number of securities at the exercise price described in the prospectus supplement that is used to offer the warrants. After the close of business on the day when the right to exercise the warrants terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement and prospectus supplement that is used to offer the warrants. In general, when we or our warrant agent receive payment and the warrant certificate, endorsed in the manner described in the warrant certificate, at the address we specify in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities that you purchased on exercise of warrants. If you exercise fewer than all of the warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised and unexpired amount of warrants.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of a rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the type and number of shares of securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.
In general, a right entitles the holder to purchase for cash a specific number of shares of securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•	the record date for stockholders entitled to receive the rights;
•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	whether the rights are transferable;
•	the period during which the rights may be exercised and when they will expire;
•	the steps required to exercise the rights;
•	whether the rights include “oversubscription rights” so that a holder of the rights may purchase more securities if other holders do not purchase their full allotments; and
•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of securities and warrants in any combination. A prospectus supplement will describe the specific terms of the units offered, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part.

PLAN OF DISTRIBUTION
We may offer and sell the securities offered by this prospectus:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through some combination of these methods.
The applicable prospectus supplement will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale of such securities, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers which sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.
VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.
EXPERTS
The consolidated financial statements of our company as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, our independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at www.sec.gov.
The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2018;
•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and June 30, 2019
•	Current Reports on Form 8-K filed with the SEC on January 16, 2019; April 29, 2019; May 6, 2019; May 23, 2019; and July 26, 2019; and
•
the description of our common stock and preferred share purchase rights included in our registration statements on Form 8-A filed with the SEC, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filings made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or any supplement at no cost by writing or telephoning us at:
Investor Relations
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell any of the securities that may be offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

4,000,000 Depositary Shares
Each Representing a 1/400th Interest in a Share of
7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers

Raymond James	Keefe, Bruyette & Woods A Stifel Company	Wells Fargo Securities	D.A. Davidson & Co.	Piper Sandler
June 19, 2020